                                                                     Exhibit 4.3

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                             SALE AND SERVICING AGREEMENT

                                        among

                       CATERPILLAR FINANCIAL ASSET TRUST 1998-A

                                        Issuer

                      CATERPILLAR FINANCIAL FUNDING CORPORATION

                                        Seller

                                         and

                      CATERPILLAR FINANCIAL SERVICES CORPORATION

                                       Servicer

                               Dated as of July 1, 1998

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                                  TABLE OF CONTENTS


                                                                                  PAGE
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
ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 1.02.  Other Definitional Provisions. . . . . . . . . . . . . . . . . 20

ARTICLE II  CONVEYANCE OF RECEIVABLES. . . . . . . . . . . . . . . . . . . . . . . 21

     SECTION 2.01.  Conveyance of Receivables. . . . . . . . . . . . . . . . . . . 21
     SECTION 2.02.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     SECTION 2.03.  Books and Records. . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE III  THE RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     SECTION 3.01.  Representations and Warranties of Seller . . . . . . . . . . . 22
     SECTION 3.02.  Repurchase by Seller or CFSC Upon Breach . . . . . . . . . . . 23
     SECTION 3.04.  Duties of Servicer . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 3.05.  Acceptance by Issuer and the Indenture Trustee of the
                    Receivables; Certification by the Indenture Trustee. . . . . . 25

ARTICLE IV  ADMINISTRATION AND SERVICING OF RECEIVABLES. . . . . . . . . . . . . . 26

     SECTION 4.01.  Duties of Servicer . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 4.02.  Collection of Receivable Payments. . . . . . . . . . . . . . . 27
     SECTION 4.03.  Realization upon Receivables . . . . . . . . . . . . . . . . . 27
     SECTION 4.04.  Physical Damage Insurance. . . . . . . . . . . . . . . . . . . 28
     SECTION 4.05.  Maintenance of Security Interests in Financed Equipment. . . . 28
     SECTION 4.06.  Covenants of Servicer. . . . . . . . . . . . . . . . . . . . . 28
     SECTION 4.07.  Purchase by Servicer of Receivables upon Breach. . . . . . . . 28
     SECTION 4.08.  Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 4.09.  Servicer's Certificate . . . . . . . . . . . . . . . . . . . . 29
     SECTION 4.10.  Annual Statement as to Compliance; Notice of Default . . . . . 29
     SECTION 4.11.  Annual Independent Certified Public Accountants' Report. . . . 29
     SECTION 4.12.  Servicer Expenses. . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE V  DISTRIBUTIONS; RESERVE ACCOUNT; YIELD SUPPLEMENT ACCOUNT;
           STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS . . . . . . . . .. . . 30

     SECTION 5.01.  Establishment of Trust Accounts. . . . . . . . . . . . . . . . 30
     SECTION 5.02.  Collections. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 5.03.  Additional Deposits. . . . . . . . . . . . . . . . . . . . . . 32


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                                  TABLE OF CONTENTS
                                    (continued)


                                                                                  PAGE
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     SECTION 5.04.  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 5.05.  Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 5.06.  Yield Supplement Account . . . . . . . . . . . . . . . . . . . 35
     SECTION 5.07.  Statements to the Subordinated Interest Holders and
                    Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 5.08.  Net Deposits . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE VI  THE SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

     SECTION 6.01.  Representations of Seller. . . . . . . . . . . . . . . . . . . 38
     SECTION 6.02.  Liability of Seller; Indemnities . . . . . . . . . . . . . . . 39
     SECTION 6.03.  Merger or Consolidation of, or Assumption of the
                    Obligations of, Seller . . . . . . . . . . . . . . . . . . . . 40
     SECTION 6.04.  Limitation on Liability of Seller and Others . . . . . . . . . 40
     SECTION 6.05.  Seller May Own the Certificates or Notes . . . . . . . . . . . 41

ARTICLE VII  THE SERVICER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

     SECTION 7.01.  Representations of Servicer. . . . . . . . . . . . . . . . . . 41
     SECTION 7.02.  Indemnities of Servicer. . . . . . . . . . . . . . . . . . . . 42
     SECTION 7.03.  Merger or Consolidation of, or Assumption of the
                    Obligations of, Servicer . . . . . . . . . . . . . . . . . . . 43
     SECTION 7.04.  Limitation on Liability of Servicer and Others . . . . . . . . 44
     SECTION 7.05.  CFSC Not To Resign as Servicer . . . . . . . . . . . . . . . . 44

ARTICLE VIII  DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

     SECTION 8.01.  Servicer Default . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 8.02.  Appointment of Successor . . . . . . . . . . . . . . . . . . . 46
     SECTION 8.03.  Notification to Noteholders and Certificateholders . . . . . . 47
     SECTION 8.04.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . 47
     SECTION 8.05.  Appointment of Custodians. . . . . . . . . . . . . . . . . . . 47

ARTICLE IX  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

     SECTION 9.01.  Optional Purchase of All Receivables; Trust Termination. . . . 48

ARTICLE X  FASIT PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

     SECTION 10.01.  FASIT Administration. . . . . . . . . . . . . . . . . . . . . 49
     SECTION 10.02.  Servicer and FASIT Administrator Indemnification. . . . . . . 52

ARTICLE XI  MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 53


                                       ii

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                                  TABLE OF CONTENTS
                                    (continued)


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     SECTION 11.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     SECTION 11.02.  Protection of Title to Trust. . . . . . . . . . . . . . . . . 54
     SECTION 11.03.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 11.04.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 11.05.  Limitations on Rights of Others . . . . . . . . . . . . . . . 56
     SECTION 11.06.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 11.07.  Separate Counterparts . . . . . . . . . . . . . . . . . . . . 57
     SECTION 11.08.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 11.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 11.10.  Assignment to Indenture Trustee . . . . . . . . . . . . . . . 57
     SECTION 11.11.  Nonpetition Covenants . . . . . . . . . . . . . . . . . . . . 57
     SECTION 11.12.  Limitation of Liability of Owner Trustee and Indenture
                     Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .. 57

SCHEDULE A -   Schedule of Receivables . . . . . . . . . . . . . . . . . . . . .  A-1
SCHEDULE B -   Location of Receivables Files . . . . . . . . . . . . . . . . . .  B-1
SCHEDULE C-1 - Form of Indenture Trustee's Initial Certification. . . . . . . . C-1-1
SCHEDULE C-2 - Form of Indenture Trustee's Final Certification. . . . . . .  . .C-2-1
SCHEDULE D -   Servicer's Certificate. . . . . . . . . . . . . . . . . . . . . .  D-1
SCHEDULE E -   Officers' Certificate . . . . . . . . . . . . . . . . . . . . . .  E-1


     SALE AND SERVICING AGREEMENT dated as of July 1, 1998, among CATERPILLAR FINANCIAL ASSET TRUST 1998-A, a Delaware business trust (the "Issuer"), CATERPILLAR FINANCIAL FUNDING CORPORATION, a Nevada corporation (the "Seller"), and CATERPILLAR FINANCIAL SERVICES CORPORATION, a Delaware corporation (the "Servicer").

     WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with (i) retail installment sale contracts for the purchase of machinery or equipment and (ii) equipment finance lease contracts for the lease of machinery or equipment, in each case acquired or originated by Caterpillar Financial Services Corporation in the ordinary course of its business;

     WHEREAS the Seller has purchased such portfolio of receivables from Caterpillar Financial Services Corporation and desires to sell such portfolio of receivables to the Issuer; and

     WHEREAS Caterpillar Financial Services Corporation desires to service such receivables.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     "Administration Agreement" means the Administration Agreement dated as of July 1, 1998 among the Trust, the Seller, CFSC, as Administrator, and The First National Bank of Chicago, as indenture trustee, as the same may be amended and supplemented from time to time.

     "Administrator" means the administrator under the Administration Agreement.

     "Adjusted Contract Balance" shall mean the Contract Balance of a Receivable reduced by the Contract Balance Adjustment.

     "Adjusted Pool Balance" shall mean the aggregate Adjusted Contract Balance for all Receivables.

     "Adverse FASIT Event" has the meaning assigned thereto in SECTION 10.01(F).

     "Affiliate" has the meaning assigned thereto in SECTION 1.01 of the Indenture.

     "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

     "Amount Financed" with respect to a Receivable related to a Lease, the original Net Investment with respect to such Lease, and with respect to a Receivable related to an Installment

Sales Contract, the sum of the amount advanced under the Receivable toward the purchase price of the related Financed Equipment, plus any related costs.

     "APR" or "Annual Percentage Rate" with respect to any Receivable related to an Installment Sales Contract means the annual percentage rate of interest of such Receivable as set forth on the Schedule of Receivables for such Receivable and with respect to any Receivable related to a Lease, the Implicit Interest Rate.

     "Basic Documents" has the meaning assigned to such term in the Indenture.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Nashville, Tennessee, Las Vegas, Nevada and Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

     "Caterpillar" means Caterpillar Inc., a Delaware corporation, and its successors.

     "Certificates" means the Interest Only Certificates, the Fixed-Rate Certificates and the Residual Certificate.

     "Certificate Balance" equals, on the Closing Date, $16,388,534 and, thereafter, equals $16,388,534, reduced by all amounts allocable to principal previously distributed to the Holders of the Fixed-Rate Certificates pursuant to
Section 5.02(a)(ii) of the Trust Agreement.

     "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

     "Certificate Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on any Distribution Date thereafter a seven-digit decimal figure equal to the Certificate Balance as of such date (after giving effect to reductions of the Certificate Balance on such date) divided by the Certificate Balance at the Closing Date.

     "CFSC" means Caterpillar Financial Services Corporation, a Delaware corporation, and its successors.

     "Class" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes or the Class B Notes, as applicable.

     "Class A Noteholders" has the meaning assigned to such term in SECTION 1.01 of the Indenture.

     "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class A Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class A Noteholders on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate and the Class A-3 Note Interest Rate, as applicable, from and including such preceding Distribution Date to, but excluding, the current Distribution Date.

     "Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class A Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (b) the Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the aggregate amount of interest accrued on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes at the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate and the Class A-3 Note Interest Rate, respectively, from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, with respect to the Class A-1 Notes, from and including the Closing Date and with respect to the Class A-2 Notes and Class A-3 Notes, from and including July 25,
1998), to but excluding such Distribution Date (with respect to the Class A-1 Notes, based on a 360-day year and the actual number of days elapsed, and with respect to the Class A-2 Notes and the Class A-3 Notes, in each case based upon a 360-day year of twelve 30-day months).

     "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, and the Class A-3 Notes, collectively.

     "Class A-1 Note Final Scheduled Distribution Date" means the Distribution Date occurring in July 1999.

     "Class A-1 Note Interest Rate" has the meaning assigned to such term in the Indenture.

     "Class A-1 Note Pool Factor" means 1.0000000 as of the Closing Date, and as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-1 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-1 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-1 Notes.

     "Class A-2 Note Final Scheduled Distribution Date" means the Distribution Date occurring in September 2001.

     "Class A-2 Note Interest Rate" has the meaning assigned to such term in the Indenture.

     "Class A-2 Note Pool Factor" means 1.0000000 as of the Closing Date and as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-2 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-2 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-2 Notes.

     "Class A-3 Note Final Scheduled Distribution Date" means the Distribution Date occurring in April 2003.

     "Class A-3 Note Interest Rate" has the meaning assigned to such term in the Indenture.

     "Class A-3 Note Pool Factor" means 1.0000000 as of the Closing Date and, as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class A-3 Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class A-3 Notes on such date) divided by the original Outstanding Principal Amount of the Class A-3 Notes.

     "Class B Note Final Scheduled Distribution Date" means the Distribution Date occurring in July 2004.

     "Class B Noteholders" has the meaning assigned to such term in Section 1.01 of the Indenture.

     "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and (b) the Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the aggregate interest accrued on the Class B Notes at the Class B Note Interest Rate from and including the preceding Distribution Date (or from and including July 25, 1998 in the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve 30-day months).

     "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class B Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class B Noteholders on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class B Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class B Note Interest Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

     "Class B Note Interest Rate" has the meaning assigned to such term in the Indenture.

     "Class B Note Pool Factor" means 1.0000000 as of the Closing Date and, as of the close of business on any Distribution Date thereafter means a seven digit decimal figure equal to the Outstanding Principal Amount of the Class B Notes as of such date (after giving effect to payments in reduction of the principal amount of the Class B Notes on such date) divided by the original Outstanding Principal Amount of the Class B Notes.

     "Closing Date" means July 31, 1998.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01 (a)(i).

     "Collection Period" means, with respect to the first Distribution Date, the calendar month ending on and including July 31, 1998 and, with respect to each subsequent Distribution Date, the immediately preceding calendar month. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (1) all applications of collections and (2) all distributions to be made on the following Distribution Date.

     "Commission" means the Securities and Exchange Commission.

     "Components" means, with respect to the Interest Only Certificates, Component A-1, Component A-2, Component A-3 and Component B.

     "Component A-1" has the meaning given in the Trust Agreement.

     "Component A-1 Notional Amount" means, with respect to any date of determination, the Outstanding Principal Amount of the Class A-1 Notes.

     "Component A-1 Rate" means, with respect to any Distribution Date, a per annum rate equal to the excess of (i) the weighted average (by Adjusted Contract Balance) of the Net APRs of the Receivables during the preceding Collection Period over (ii) the Class A-1 Note Interest Rate.

     "Component A-2" has the meaning given in the Trust Agreement.

     "Component A-2 Notional Amount" means, with respect to any date of determination, the Outstanding Principal Amount of the Class A-2 Notes.

     "Component A-2 Rate" means, with respect to any Distribution Date, a per annum rate equal to the excess of (i) the weighted average (by Adjusted Contract Balance) of the Net APRs of the Receivables during the preceding Collection Period over (ii) the Class A-2 Note Interest Rate.

     "Component A-3" has the meaning given in the Trust Agreement.

     "Component A-3 Notional Amount" means, with respect to any date of determination, the Outstanding Principal Amount of the Class A-3 Notes.

     "Component A-3 Rate" means, with respect to any Distribution Date, a per annum rate equal to the excess of (i) the weighted average (by Adjusted Contract Balance) of the Net APRs of the Receivables during the preceding Collection Period over (ii) the Class A-3 Note Interest Rate.

     "Component B" has the meaning given in the Trust Agreement.

     "Component B Notional Amount" means, with respect to any date of determination, the Outstanding Principal Amount of the Class B Notes.

     "Component B Rate" means, with respect to any Distribution Date, a per annum rate equal to the excess of (i) the weighted average (by Adjusted Contract Balance) of the Net APRs of the Receivables during the preceding Collection Period over (ii) the Class B Note Interest Rate.

      "Component Notional Amounts" means, with respect to Component A-1, Component A-2, Component A-3 and Component B of the Interest Only Certificates, the Component A-1 Notional Amount, the Component A-2 Notional Amount, the Component A-3 Notional Amount and the Component B Notional Amount, respectively.

     "Component Rate" means any of the Component A-1 Rate, the Component A-2 Rate, the Component A-3 Rate and the Component B Rate.

     "Contract" means, with respect to any Receivable, an Installment Sale Contract or a Lease, as applicable, and shall include all documents relating to an amendment or modification of such Contract.

     "Contract Balance" of a Receivable, as of the close of business on the last day of a Collection Period or as of the Cut-off Date, as applicable, means the Amount Financed minus the sum of (i) that portion of all Scheduled Payments paid on or prior to such day allocable to principal using the actuarial method, (ii) any payment of the Purchase Amount with respect to such Receivable purchased by the Servicer or repurchased by the Seller and allocable to principal and (iii) any prepayment in full or any partial prepayments (including any Liquidation Proceeds) applied to reduce the Contract Balance of such Receivable, in each case plus (A) accrued interest on delinquent Receivables, (B) accrued interest on Variable Frequency Receivables which did not make a payment in the preceding Collection Period and (C) accrued interest for the Collection Period ending on June 30, 1998 on Receivables originated in June 1998 prior to any payment required thereunder in June 1998. With respect to each Lease, the Servicer shall allocate all Scheduled Payments thereon between "principal" and "interest" based upon each such Lease's Implicit Interest Rate.

     "Contract Balance Adjustment" shall mean the sum of the amounts described in clauses (A), (B) and (C) of the definition of Contract Balance.

     "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at One First National Plaza, Suite 0126, Chicago, Illinois, Attention:
Corporate Trust Services Division, except that for purposes of Section 3.02 of the Indenture, such term shall mean the office or agency of the Indenture Trustee in the Borough of Manhattan in the City of New York which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Owner Trustee and the Seller); provided that for purposes of Section 3.02 of the Indenture, the address of any such office shall be in the Borough of Manhattan in the City of New York.

     "Cross-Collateralized Equipment" means, with respect to any Contract, an item of machinery or equipment, other than the related Financed Equipment, which is owned or leased by the related Obligor and which also secures an Obligor's indebtedness or obligations under the respective Receivable in addition to the related Financed Equipment.

     "Custodian" means The First National Bank of Chicago, as custodian of the Receivable Files, and each successor thereto pursuant to the Custodial Agreement.

     "Custodial Agreement" means the Custodial Agreement, dated as of July 1, 1998, among CFSC, as originator and Servicer, the Seller, as depositor, the Issuer, and The First National Bank of Chicago, as Indenture Trustee and Custodian, as the same may be amended and supplemented from time to time.

     "Cut-off Date" means the beginning of business on July 1, 1998.

     "Cut-off Date APR" means 7.53% per annum, which is the weighted average APR of the Receivables (based on the respective Contract Balances) as of the Cut-off Date.

     "Dealer" means each Caterpillar dealer who sold an item of Financed Equipment relating to a Receivable.

     "Dealer Receivable" means a Receivable originated by a Dealer and acquired by CFSC from such Dealer.

     "Determination Date" means, with respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

     "Discount Receivables" means, with respect to any Distribution Date, those Receivables that have APRs which are less than the Required Rate.

     "Distribution Date" means the 25th day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on August 25, 1998.

     "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Owner Trustee, The Chase Manhattan Bank as long as it is paying agent under the Trust Agreement or The First National Bank of Chicago, so long as it is a paying agent under the Indenture, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i)(A) which has either (1) a long-term unsecured debt rating of AAA or better by Standard & Poor's and Aaa or better by Moody's or (2) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits-are insured by the FDIC or (ii)(A) the parent of which has a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee, The Chase Manhattan Bank or The First National Bank of Chicago may be considered an Eligible Institution for the purposes of clause (b) of this definition.

     "Eligible Investments" mean the following investment property, instruments, money, or other property, book-entry securities, negotiable instruments or securities (other than any investment property issued by CFSC, the holder of the Certificates or any of their respective Affiliates):

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each Rating Agency in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby;

          (d) investments in money market funds having a rating from each Rating Agency in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

          (e) investments in common trust funds having a rating from each Rating Agency in the highest investment category granted thereby maintained and operated by Eligible Institutions (including the Indenture Trustee or the Owner Trustee);

          (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by FDIC; or

          (h) any other investment that constitutes a "cash equivalent," a "debt instrument," or otherwise a "permitted asset" within the meaning of
Section 860L(c)(1) of the Code, and that is permitted by each of the Rating Agencies.

     "Eligible Securities Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as such depository institution shall have a senior unsecured rating of at least investment grade from each Rating Agency in one of its generic rating categories.

      "EO Property" has the meaning assigned thereto in SECTION 10.01(N).

     "FASIT" means a "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

     "FASIT Administrator" means the Servicer, and if the Servicer is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as FASIT Administrator under this Agreement, the Servicer shall appoint a successor FASIT Administrator, subject to assumption of the obligations of the FASIT Administrator under this Agreement.

     "FASIT Provisions" shall mean the provisions of the federal income tax law relating to financial asset securitization investment trusts, which appear at Sections 860I through 860L of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Final Maturity Date" means June 30, 2004.

     "Final Scheduled Distribution Date" means any of the Class A-1 Note Final Scheduled Distribution Date, the Class A-2 Note Final Scheduled Distribution Date, Class A-3 Note Final Scheduled Distribution Date or the Class B Note Final Scheduled Distribution Date.

     "Financed Equipment" means an item of machinery or equipment, together with all accessions thereto, which was purchased, in the case of an Installment Sales Contract or leased, in the case of a Lease, by an Obligor pursuant to the terms of the related Contract, and in either case which secures such related Obligor's indebtedness or obligations under the respective Receivable.

     "First Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the excess, if any, of (i) the Outstanding Principal Amount of all Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (ii) the Pool Balance at the end of the Collection Period preceding such Distribution Date; provided, however, that the First Priority Principal Distribution Amount shall not be less than the aggregate of (i) on and after the Class A-1 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-1 Notes to zero, (ii) on and after the Class A-2 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-2 Notes to zero and (iii) on and after the Class A-3 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the Outstanding Principal Amount of the Class A-3 Notes to zero.

     "Fixed-Rate Certificates" has the meaning assigned to such term in the Trust Agreement.

     "Fixed-Rate Certificate Rate" means, with respect to the Fixed-Rate Certificates on any Distribution Date, a per annum rate equal to the weighted average (by Adjusted Contract Balance) of the Net APRs of the Receivables during the preceding Collection Period.

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Holder" with respect to a Note has the meaning assigned to such term in
Section 1.01 of the Indenture or with respect to a Certificate has the meaning assigned to such term in Section 1.01 of the Trust Agreement. "Noteholder" and "Certificateholder" have correlative meanings and, with respect to the Reserve Regular Interest or the YSA Regular Interest, means the Reserve Regular Interest Holder or the YSA Regular Interest Holder, respectively.

     "Implicit Interest Rate" means with respect to any Receivable related to a Lease, the rate set forth with respect to such Receivable on the Schedule of Receivables.

     "Indenture" means the Indenture dated as of July 1, 1998, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

     "Indenture Trustee" means The First National Bank of Chicago, a national banking association in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

     "Initial Pool Balance" means the Pool Balance as of the Cut-off Date, which is $605,678,534.

     "Insolvency Event" means, with respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Installment Sales Contract" means a fixed rate retail installment sales contract for the purchase of machinery or equipment related to a Receivable.

     "Interest Only Certificates" has the meaning assigned to such term in the Trust Agreement.

     "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to SECTION 5.01(B).

     "Issuer" means Caterpillar Financial Asset Trust 1998-A, a Delaware business trust.

     "Lease" means the equipment finance lease contract related to a Receivable.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind with respect to any Receivable other than mechanics' liens and any liens which attach to such Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable which has been liquidated by the Servicer through the sale or other disposition of the related Financed Equipment.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source (including the proceeds of insurance policies with respect to the related Financed Equipment or Obligor on a Liquidated Receivable), net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable, excluding (i) Recoveries and (ii) moneys collected in respect of any Liquidated Receivable in excess of the Contract Balance therefor.

     "Maximum Note Rate" means, as of any date of determination, the highest of the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class A-3 Note Interest Rate and the Class B Note Interest Rate.

      "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Net APR" means, with respect to any Receivable, the APR therefor less the Servicing Fee Rate.

     "Net Investment" with respect to a Lease equals the present value of the sum of (i) Scheduled Payments due thereunder and (ii) the residual payment amount at the end of the Lease term, discounted at the Implicit Interest Rate for such Lease.

      "New York UCC" means the Uniform Commercial Code in effect in the State of New York.

     "Note Register" or "Note Registrar" have the meanings specified in Section
2.04 of the Indenture.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class A Noteholders' Interest Distributable Amount and (b) the Class B Noteholders' Interest Distributable Amount for such Distribution Date.

     "Notes" means the Class A Notes and the Class B Notes, collectively.

     "Notes of a Class" or "Class of Notes" means all Notes included in Class A-1 Notes, all Notes included in Class A-2 Notes, all Notes included in Class A-3 Notes, or all Notes included in Class B Notes, whichever is appropriate.

     "Obligor" on a Receivable means (a) the purchaser, co-purchasers or lessees of the Financed Equipment and (b) any other Person, including the related Dealer, who owes payments under the Receivable.

     "Officers' Certificate" means a certificate signed by (a) the chairman of the board, the president, the vice chairman of the board, the executive vice president, any vice president, a treasurer or any assistant treasurer and (b) the controller (or chief accounting officer) or a secretary or assistant secretary, in each case of the Seller or the Servicer, as appropriate.

     "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the Seller, CFSC or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee and/or the Rating Agencies, as applicable.

     "Original Contract" means with respect to each Receivable, a related Contract that satisfies the following conditions:

     (a)  (i)  Such Contract states as part of its terms:

          "Although multiple counterparts of this document may be signed, only the counterpart accepted, acknowledged and certified by CFSC on the signature page thereof as the original will constitute original chattel paper."; and

          (ii) CFSC has accepted, acknowledged and certified one originally executed copy or version of such Contract (and no other) by stamping on the signature page thereon the following legend and executing the same where indicated (which execution will be effected in red by use of a stamp containing a replica of an authorized signatory of CFSC):

                                     ACCEPTED, ACKNOWLEDGED AND CERTIFIED
                                     BY CATERPILLAR FINANCIAL SERVICES
                                     CORPORATION AS THE ORIGINAL.

                                     By:
                                        -------------------------------

                                     Title:                              ; or
                                        -------------------------------

     (b) Such Contract is in "snap-set" or other form for which only one original may be produced.

     "Outstanding" has the meaning assigned to such term in Section 1.01 of the Indenture.

     "Outstanding Principal Amount" means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

     "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

     "Owner Trustee" means Chase Manhattan Bank Delaware in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

     "Pool Balance" means, at any time, the aggregate of the Contract Balances of the Receivables at the end of the preceding Collection Period, after giving effect to (i) all payments received from Obligors and Purchase Amounts remitted by the Seller or the Servicer, as the case may be, for such Collection Period,
(ii) Liquidation Proceeds (not in excess of the Contract Balance of any Liquidated Receivable) received with respect to any Liquidated Receivables received during such Collection Period and (iii) all Realized Losses on Liquidated Receivables during such Collection Period.

     "Pool Factor" means 1.0000000 as of the Cut-off Date and, as of the close of business on the last day of a Collection Period thereafter means a seven digit decimal figure equal to the Pool Balance as of such date divided by the Initial Pool Balance.

     "Principal Distribution Account" means the administrative subaccount within the Collection Account for the benefit of the Noteholders and the Certificateholders established by the Indenture Trustee pursuant to Section 5.01.

     "Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Distribution Date.

     "Purchase Agreement" means the Purchase Agreement dated as of July 1, 1998, between the Seller and CFSC, as the same may be amended and supplemented from time to time.

     "Purchase Amount" means, with respect to an Installment Sales Contract or a Lease, the Contract Balance calculated as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof, in each case plus interest at the related APR to the end of the month during which the Installment Sales Contract or Lease became a Purchased Receivable; provided however, that such amounts shall be paid to the Trust in the form of Eligible Investments which constitute debt for federal income tax purposes maturing after the date remitted but on or before the next succeeding Distribution Date and not in cash unless (i) the Seller is the Residual Certificateholder or (ii) the FASIT Administrator has determined that payment of such cash would not cause the imposition of any "prohibited transaction" tax with respect to such transaction as described in Code section 860L(e).

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
SECTION 4.07 or repurchased as of such time by the Seller or CSFC pursuant to
SECTION 3.02.

     "Rating Agencies" means Moody's and Standard & Poor's. If no such organization or successor is in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes.

     "Realized Loss" means, with respect to any Collection Period, for any Liquidated Receivable the excess of the Contract Balance of such Liquidated Receivable over the Liquidation Proceeds with respect to such Receivable for such Collection Period to the extent allocable to principal.

     "Receivable" means any Contract listed on the Schedule of Receivables.

     "Receivable Files" means the documents specified in SECTIONS 3.03(A) AND
(B).

     "Recoveries" means, with respect to any Liquidated Receivable, (a) monies collected in respect thereof, from whatever source, but after (i) such Receivable became a Liquidated Receivable and (ii) the proceeds from the sale or other disposition of the related Financed Equipment have been received by the Servicer for deposit in the Collection Account, net of (b) the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

     "Regular Principal Distribution Amount" means, with respect to any Distribution Date, an amount, not less than zero, equal to (i) the excess of (A) the sum of the Outstanding Principal Amount of all Notes and the Certificate Balance as of the preceding Distribution Date (in each case, after giving effect to any principal payments made on the Notes and Certificates on such preceding Distribution Date) over (B) the Pool Balance at the end of the Collection Period preceding such Distribution Date, minus (ii) the sum of (A) the First Priority Principal Distribution Amount and (B) the Second Priority Principal Distribution Amount for such Distribution Date.

     "Required Rate" means, with respect to any Receivable, the sum of (i) the Maximum Note Rate and (ii) the Servicing Fee Rate.

     "Reserve Account" means the account designated as such, established and maintained pursuant to SECTION 5.01(A)(II).

     "Reserve Account Initial Deposit" means the initial deposit by the Seller on the Closing Date of $7,570,982.

     "Reserve Regular Interest" means the uncertificated interest entitled to distributions of interest and principal under the Trust Agreement equal to the Reserve Regular Interest Principal Balance and interest thereon at the Reserve Regular Interest Rate.

     "Reserve Regular Interest Principal Balance" means an amount equal to the Reserve Account Initial Deposit reduced (but not below zero) by payments of principal in respect thereof pursuant to the Section 5.02(a)(vi) of the Trust Agreement.

     "Reserve Regular Interest Rate" means, with respect to any Distribution Date, a rate equal to the weighted average interest rate or implicit yield (without regard to losses) of the Eligible Investments on deposit in the Reserve Account during the preceding Collection Period.

     "Reserve Regular Interest Holder" initially means the Seller and, subsequently, its successors and permitted assignees under the Trust Agreement.

     "Residual Certificate" has the meaning assigned to such term in the Trust Agreement.

     "Schedule of Receivables" means the schedule of Receivables (which schedule may be in the form of microfiche) attached hereto as Schedule A.

     "Scheduled Payment" on a Receivable means the scheduled periodic payment required to be made by the Obligor.

     "Second Priority Principal Distribution Amount" means, with respect to any Distribution Date, an amount, not less than zero, equal to (i) the excess, if any, of (A) the Outstanding Principal Amount of all Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (B) the Pool Balance at the end of the Collection Period preceding such Distribution Date minus (ii) the First Priority Principal Distribution Amount for such Distribution Date; provided, however that on and after the Class B Note Final Scheduled Distribution Date, the "Second Priority Principal Distribution Amount" shall be not less than an amount that is necessary to reduce the Outstanding Principal Amount of the Class B Notes to zero.

      "Security Entitlement" has the meaning specified in Section 8-102 of the applicable UCC.

     "Securities Intermediary" has the meaning specified in Section 5.01(c)(ii)(B) and initially means The First National Bank of Chicago.

     "Seller" means Caterpillar Financial Funding Corporation, a Nevada corporation, and its successors in interest to the extent permitted hereunder.

     "Servicer" means CFSC, as the servicer of the Receivables, and each successor to CFSC (in the same capacity) pursuant to SECTION 7.03 or 8.02.

     "Servicer Default" means an event specified in SECTION 8.01.

     "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to SECTION 4.09, substantially in the form of SCHEDULE D or in such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer.

     "Servicer's Yield" means, with respect to any Receivable, any late fees, taxes, extension fees and other administrative fees or similar charges allowed by applicable law with respect to such Receivable.

     "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to SECTION 4.08.

     "Servicing Fee Rate" means 1.0% per annum.

     "Specified Reserve Account Balance" with respect to any Distribution Date, means an amount equal to the lesser of (a) the Outstanding Principal Amount of the Notes and (b) $7,570,982; provided, however, that on and after the date on which the Seller eliminates the Reserve Account in accordance with the provisions of Section 5.05(e), the "Specified Reserve Account Balance" shall be zero.

     "Specified Yield Supplement Account Balance" means for any Distribution Date, an amount equal to the net present value (discounted monthly at a rate of 2.50% per annum) of the aggregate amount, as of the last day of the related Collection Period, by which interest on the Contract Balance of each Discount Receivable (other than any such Receivable that is in default and for which the Servicer has made a determination that such Receivables will likely become a Liquidated Receivable) for the remaining term of such Receivable (assuming no prepayments or delinquencies) at the Required Rate exceeds interest on such Contract Balance at the APR for each such Receivable; provided, however, that on and after the date on which the Seller eliminates the Yield Supplement Account in accordance with the provisions of Section 5.06(f), the "Specified Yield Supplement Account Balance" shall be zero.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

     "Subordinated Holders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Subordinated Holders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Subordinated Holders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest on the Subordinated Interests that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to any of the Fixed-Rate Certificateholders, the Reserve Regular Interest Holder, the YSA Regular Interest Holder or Interest Only Certificateholders on the preceding Distribution Date, to the extent permitted by law, at the Fixed-Rate Certificate Rate in the case of the Fixed-Rate Certificates, the Reserve Regular Interest Rate in the case of the Reserve Regular Interest, the YSA Regular Interest Rate in the case of the YSA Regular Interest, and at the applicable Component Rate in the case of each Component of the Interest Only Certificates from such preceding Distribution Date through the current Distribution Date.

     "Subordinated Holders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Subordinated Holders' Monthly Interest Distributable Amount for such Distribution Date and (b) the Subordinated Holders' Interest Carryover Shortfall for such Distribution Date.

     "Subordinated Holders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, an amount equal to the aggregate interest accrued on (i) the Certificate

Balance of the Fixed-Rate Certificates at the Fixed-Rate Certificate Rate, (ii) the Reserve Regular Interest Principal Balance of the Reserve Regular Interest at the Reserve Regular Interest Rate, (iii) the YSA Regular Interest Principal Balance of the YSA Regular Interest at the YSA Regular Interest Rate, and (iv) the Component Notional Amounts of each Component of the Interest Only Certificates at the respective Component Rates, in each case from and including the preceding Distribution Date (or from and including July 25, 1998 in the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve 30-day months).

     "Subordinated Interests" means the Fixed Rate Certificates, the Reserve Regular Interest, the YSA Regular Interest, and the Interest Only Certificates.

     "Subordinated Interest Holders" means the Holders of the Fixed Rate Certificates, the Reserve Regular Interest, the YSA Regular Interest, and the Interest Only Certificates.

     "Tax Returns" shall mean the federal income tax return, on the form to be specified by the Internal Revenue Service, to be filed on behalf of the Owner Trust Estate due to its classification as a FASIT under the FASIT Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Noteholders or the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Total Available Amount" means, for each Distribution Date, the sum of the aggregate collections in respect of Receivables (including any Liquidation Proceeds, any Purchase Amounts paid by the Seller, CFSC and/or the Servicer and any amounts received from Dealers with respect to Receivables) received during the related Collection Period, the Yield Supplement Deposit Amount, if any, for such Distribution Date, Investment Earnings on the Trust Accounts during such Collection Period, and the amounts, if any, deposited to the Collection Account pursuant to Section 5.02(a)(viii) of the Trust Agreement, but shall not include any payments or proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any Receivables the Purchase Amount of which has been included in the Total Available Amount in a prior Collection Period, (ii) any Liquidated Receivable after and to the extent of the reassignment of such Liquidated Receivable by the Trust to the Seller in accordance with Section 4.02 and (iii) any Servicer's Yield.

     "Total Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the Total Available Amount for such Distribution Date, (ii) the amount, if any withdrawn from the Reserve Account and deposited into the Collection Account on such Distribution Date pursuant to Section 5.05(b) on such Distribution Date and (iii) the amount, if any withdrawn from the Yield Supplement Account and deposited into the Collection Account pursuant to Section 5.06(c) on such Distribution Date (excluding any Yield Supplement Deposit Amount included in the Total Available Amount).

     "Total Required Payment" means, for each Distribution Date, the amounts payable pursuant to Section 5.04(b)(i) through 5.04(b)(v).

     "Transaction Equipment" means, collectively, the Financed Equipment and, if applicable, the Cross-Collateralized Equipment.

     "Transfer Date" means, with respect to any Distribution Date, the Business Day preceding such Distribution Date.

     "Trust" means the Issuer.

     "Trust Accounts" has the meaning assigned thereto in SECTION 5.01(B).

     "Trust Account Property" means the Trust Accounts, all amounts and investments or other investment property held from time to time in any Trust Account, including the Reserve Account Initial Deposit and the Yield Supplement Account Deposit, and all proceeds of the foregoing.

     "Trust Agreement" means the Amended and Restated Trust Agreement dated as of July 1, 1998, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted (as defined in the Indenture) to the Indenture Trustee), including all proceeds thereof.

     "Trust Officer" means, (a) in the case of the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officers' knowledge of and familiarity with the particular subject, and (b) with respect to the Owner Trustee, any officer in the Corporate Trustee Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

     "Variable Frequency Receivable" means any Receivable which has a monthly payment schedule but which, by the terms of the related Contract, permits the Obligors thereon to skip or reduce payments during certain specified months, which months are specified at origination of the Contract.

     "Yield Supplement Account" means the account designated as such, established and maintained pursuant to SECTION 5.01(A)(II).

     "Yield Supplement Account Deposit" means the initial deposit by the Seller into the Yield Supplement Account on the Closing Date of $2,339,486 (which amount is equal to the Specified Yield Supplement Account Balance as of the Cut-off Date).

     "Yield Supplement Deposit Amount" means, with respect to any Distribution Date, the sum of (i) the amount by which one month's interest on each Class of Notes at a rate equal to the

Class A-1 Note Interest Rate, Class A-2 Note Interest Rate, Class A-3 Note Interest Rate, or Class B Note Interest Rate, as applicable, exceeds one month's interest on such Class computed based on a rate equal to the weighted average (by Adjusted Contract Balance) net APRs of the Receivables during the preceding Collection Period, (ii) the amount by which one month's interest at a rate equal to the sum of the Fixed Rate Certificate Rate and the Servicing Fee Rate on the Pool Balance exceeds one month's interest at such rate determined with respect to the Adjusted Pool Balance and (iii) the amount by which one month's interest at the Class A-1 Note Rate on the Class A-1 Notes exceeds one month's interest at such rate on such Notes computed on the basis of a 360-day year of twelve 30-day months.

     "YSA Regular Interest" means the uncertificated interest entitled to distributions of interest and principal under the Trust Agreement equal to the YSA Regular Interest Principal Balance and interest thereon at the YSA Regular Interest Rate.

     "YSA Regular Interest Principal Balance" means an amount equal to the Yield Supplement Account Deposit reduced (but not below zero) by (i) payments of principal in respect thereof pursuant to the Section 5.02(a)(iv)(y) of the Trust Agreement (including by reason of Section 5.02(d)), (ii) the aggregate amount of withdrawals of Yield Supplement Deposit Amount from the Yield Supplement Account as of the close of the preceding Distribution Date pursuant to section 5.06(b) of the Sale and Servicing Agreement, and (iii) the aggregate amount of withdrawals of Certificate Yield Supplement Deposit Amount from the Certificate Yield Supplement Account as of the close of the preceding Distribution Date pursuant to Section 5.02(d) of the Trust Agreement.

     "YSA Regular Interest Rate" means, with respect to any Distribution Date, a rate equal to the weighted average interest rate or implicit yield (without regard to losses) of the Eligible Investments on deposit in the Yield Supplement Account and the Certificate Yield Supplement Account during the preceding Collection Period.

     "YSA Regular Interest Holder" initially means the Seller and, subsequently, its successors and permitted assignees under the Trust Agreement.

     SECTION 1.02. OTHER DEFINITIONAL PROVISIONS. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

          (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES

     SECTION 2.01. CONVEYANCE OF RECEIVABLES. In consideration of the Issuer's delivery to or upon the order of the Seller of (i) Class A-1 Notes with an aggregate Outstanding Principal Amount of $164,000,000, (ii) Class A-2 Notes with an aggregate Outstanding Principal Amount of $218,000,000, (iii) Class A-3 Notes with an aggregate Outstanding Principal Amount of $183,114,000, (iv) Class B Notes with an aggregate Outstanding Principal Amount of $24,176,000, (v) the Fixed-Rate Certificates with a Certificate Balance of $16,388,534, (vi) the Interest Only Certificates with an aggregate Component Notional Amount of $589,290,000 (vii) the Residual Certificate without a principal balance, (viii) the Reserve Regular Interest and (ix) the YSA Regular Interest, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Seller in and to the following, whether now owned or hereafter acquired:

          (a) the Receivables, and all moneys (including accrued interest) due thereunder on or after the Cut-off Date;

          (b)  the interest of the Seller in the Trust Account Property;

          (c) the interest of the Seller in the security interests in the Transaction Equipment granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Transaction Equipment, including any Liquidation Proceeds;

          (d) the interest of the Seller in any proceeds with respect to the Receivables from claims on any physical damage, credit life, liability or disability insurance policies covering Financed Equipment or Obligors;

          (e) all right, title and interest of the Seller in and to the Purchase Agreement, including the right of the Seller to cause CFSC to repurchase Receivables from the Seller under certain circumstances;

          (f) the interest of the Seller in any proceeds from recourse to or other payments by Dealers; and

          (g)  the proceeds of any and all of the foregoing.

     SECTION 2.02.  CLOSING.

     The conveyance of the Receivables shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 18th Floor, New York, New York 10103, on the Closing Date, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the underwriting agreements relating to the Notes and the other Basic Documents. Upon the acceptance by the Seller of the proceeds of the sale of the Notes and the Certificates, the ownership of each Receivable and the contents of the related Receivable File is vested in the Issuer, subject only to the lien of the Indenture.

     SECTION 2.03.  BOOKS AND RECORDS.

     The transfer of each Receivable shall be reflected on the Seller's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a transfer of assets by the Seller to the Issuer. The Seller shall be responsible for maintaining, and shall maintain, a complete and accurate set of books and records and computer files for each Receivable which shall be clearly marked to reflect the ownership of each Receivable by the Issuer.

                                  ARTICLE III

                                THE RECEIVABLES

     SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this agreement, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to such Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the applicable UCC.

          (b) ALL ACTIONS TAKEN. All actions necessary in any jurisdiction to be taken (i) to give the Issuer a first priority perfected ownership interest in the Receivables (exclusive of Receivables for which a governmental entity is the Obligor) (including without limitation delivery of the Receivables Files pursuant to the Custodial Agreement), and (ii) to give the Indenture Trustee a first priority perfected security interest therein (including, without limitation, UCC filings with the Delaware and Nevada Secretaries of State and precautionary UCC filings with the Tennessee Secretary of State) have been taken.

          (c) POSSESSION OF RECEIVABLE FILES. All of the Receivables Files have been or will be delivered to the Custodian on or prior to the Closing Date, subject to Section 3.05(b).

          (d) NO CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of this Agreement or any other Basic Document, the performance by the Seller of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Seller of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Seller or the Issuer or upon the collectability of any Receivable or upon the ability of the Seller to perform its obligations under this Agreement).

     SECTION 3.02. REPURCHASE BY SELLER OR CFSC UPON BREACH. (a) The Seller, the Servicer, CFSC or the Owner Trustee, as the case may be, shall inform the other parties to the Agreement, CFSC and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to SECTION 3.01 or any breach of CFSC's representations and warranties made pursuant to Section 3.02(b) of the Purchase Agreement. Unless any such breach shall have been cured by the last day of the second month following the month of the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, the Seller shall be obligated, and, if necessary, the Seller or the Owner Trustee shall enforce, the obligation of CFSC, if any, under Section 6.02(a)(i) of the Purchase Agreement to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, as of the last day of the first month following the month of the discovery).

          (b) In consideration of the repurchase of the Receivable, the Seller shall remit the Purchase Amount in the manner specified in SECTION 5.03; PROVIDED, HOWEVER, that the obligation of the Seller to repurchase any Receivable arising solely as a result of a breach of CFSC's representations and warranties pursuant to Section 3.02(b) of the Purchase Agreement is subject to the receipt by the Seller of the Purchase Amount from CFSC. Subject to the provisions of SECTION 6.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to SECTION 3.01, Section 3.02(b) of the Purchase Agreement and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce CFSC's obligation, if any, to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     SECTION 3.03. CUSTODY OF RECEIVABLE FILES. The Seller, the Issuer and the Indenture Trustee have appointed the Custodian pursuant to the Custodial Agreement, and the Custodian has thereby accepted such appointment, to act as custodian of the following documents:

          (a)  the Original Contract related to each Receivable; and

          (b) with respect to each Dealer Receivable, any documents used to assign such Dealer Receivable and the related Dealer's security interest in the Transaction Equipment to CFSC.

     SECTION 3.04.  DUTIES OF SERVICER.

          (a) RECEIVABLE FILES. The Servicer shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable itself and the Issuer to comply with this Agreement. In performing its duties, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee.

          (b) ACCESS TO RECORDS. The Servicer shall notify the Owner Trustee and the Indenture Trustee of any change in the location of its principal place of business in writing not later than 90 days after any such change. The Servicer shall make available to the Owner Trustee and the Indenture Trustee, or their respective duly authorized representatives, attorneys or auditors, a list of locations of the related accounts, records and computer systems maintained by the Servicer at such times as the Owner Trustee or the Indenture Trustee shall instruct. The Indenture Trustee shall have access to such accounts, records and computer systems.

          (c) SAFEKEEPING. The Servicer shall hold on behalf of the Issuer (i) all file stamped copies of UCC financing statements evidencing the security interest of CFSC in Transaction Equipment, and (ii) any and all documents, other than the Receivable Files, that CFSC or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or Transaction Equipment, and shall maintain such accurate and complete records pertaining to each Receivable as shall enable the Issuer to comply with this Agreement. Upon instruction from the Indenture Trustee, the Servicer shall release any such UCC Filing or other document to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

     SECTION 3.05. ACCEPTANCE BY ISSUER AND THE INDENTURE TRUSTEE OF THE RECEIVABLES; CERTIFICATION BY THE INDENTURE TRUSTEE.

          (a) The Issuer hereby acknowledges constructive receipt, through the Custodian, for each Receivable, of a Receivable File in the form delivered to it by the Seller and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets delivered to it, in trust upon and subject to the conditions set forth in the Trust Agreement for the benefit of the Certificateholders, subject to the terms and conditions of the Indenture and this Agreement. By its acknowledgment of this Agreement, the Indenture Trustee agrees to execute and deliver on the Closing Date an acknowledgement of receipt by it, or by the Custodian on its behalf, of a Receivables File for each Receivable in the form attached as Schedule C-1 hereto, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets delivered to it in trust upon and subject to the conditions of the Indenture for the benefit of the Noteholders and, to the extent set forth therein and herein, for the benefit of the Certificateholders. The Indenture Trustee agrees to review (or cause to be reviewed) each Receivable File within 45 days after the Closing Date and to deliver to the Seller, the Issuer, the Owner Trustee, each Rating Agency and the Servicer a final certification in the form attached hereto as Schedule C-2 to the effect that, as to each Receivable listed on the Schedules of Receivables (other than any Receivable paid in full or any Receivable specifically identified in such certification as not covered by such certification): (i) all documents required to be delivered to it pursuant to this Agreement (including without limitation each of the items listed in Section 3.03(a) and (b)) are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Obligor) and relate to such Receivable, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Receivables accurately reflects the information set forth on the Receivable Files. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (b) If the Indenture Trustee during the process of reviewing the Receivable Files finds any document constituting a part of a Receivable File which is not executed, has not been received, is unrelated to the related Receivable identified on Schedule A hereto, or does not conform to the requirements of Section 3.03 or substantively to the description thereof as set forth on the Schedule of Receivables, the Indenture Trustee shall promptly so notify the Servicer, the Owner Trustee and the Seller. In performing any such review, the Indenture Trustee may conclusively rely on the Servicer as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee's review of the Receivable Files is limited solely to confirming that the documents listed in Section 3.03 have been executed and received and relate to the Receivable Files identified on the Schedule of Receivables. The Servicer agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Receivable File of which it is so notified by the Indenture Trustee. If, however, the Servicer has not caused to be remedied any defect described in such final certification by the last day of the second month following the month of receipt by it of the final certification referred to in paragraph (a) of this
Section 3.05, and such defect
materially and adversely affects the interests of the Noteholders or the Certificateholders in the related Receivable, the Seller shall remit the Purchase Amount in the manner specified in Section 5.03; PROVIDED, HOWEVER, that the obligation of the Seller to repurchase any Receivable is subject to the receipt by the Seller of the Purchase Amount from CFSC. Subject to the provisions of Section 5.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to such a defect and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce CFSC's obligation to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

          (c) Upon receipt by the Indenture Trustee of a certification of the Servicer of a repurchase of a Receivable described in Section 3.05(b) above and receipt of the Purchase Amount, the Indenture Trustee is required to release to CFSC the related Receivables File and shall execute, without recourse, and deliver such instruments of transfer as may be necessary to transfer such Receivable to CFSC.

                                   ARTICLE IV

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

     SECTION 4.01. DUTIES OF SERVICER. The Issuer hereby engages the Servicer and the Servicer hereby agrees to manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. The Servicer's duties shall include calculating, billing, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, reporting tax information to Obligors (to the extent required under the related Contracts), accounting for collections, and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of SECTION 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Transaction Equipment securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     SECTION 4.02. COLLECTION OF RECEIVABLE PAYMENTS. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable machinery receivables that it services for itself or others. The Servicer shall not reduce the principal balance of, reduce the APR of, reduce the aggregate amount of Scheduled Payments or the amount of any Scheduled Payment due under any Receivable, release or modify CFSC's security interest in the Financed Equipment securing such Receivable, or otherwise amend or modify a Receivable in a manner that would have a material adverse effect on the interests of the Noteholders. Notwithstanding the foregoing, the Servicer may grant extensions on a Receivable; PROVIDED, HOWEVER, that if the Servicer extends the due date of any Scheduled Payment to a date beyond the Final Maturity Date, it shall promptly purchase the Receivable from the Issuer in accordance with the terms of
SECTION 4.07. The Servicer shall allocate payments made by or on behalf of the Obligor with respect to the Receivables first to any overdue scheduled payment (including taxes and miscellaneous billables), second to the current scheduled payment (including taxes and miscellaneous billables) and third to late fees. The Servicer may in its discretion waive any other amounts of Servicer's Yield that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything in this Agreement to the contrary, in the event a Receivable becomes a Liquidated Receivable, any Recoveries relating thereto shall be paid to the Servicer and such Liquidated Receivable shall be assigned by the Trust to the Seller.

          (b) Notwithstanding anything in this Agreement to the contrary (but subject to the immediately succeeding sentence), the Servicer may refinance any Receivable only if (i) such Obligor executes a new installment sales contract or lease and (ii) the proceeds of such refinancing are used to pre-pay all obligations in full of such Obligor under such Receivable (which amount shall be applied in accordance with Section 5.02). The new receivable created by the refinancing shall not be property of the Trust. The parties hereto intend that the Servicer will not refinance a Receivable pursuant to this SECTION 4.02(B) in order to provide direct or indirect assurance to the Seller, the Indenture Trustee, the Owner Trustee, the Noteholders, or the Certificateholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectibility of, any Receivable.

     SECTION 4.03. REALIZATION UPON RECEIVABLES. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise realize upon the Transaction Equipment securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely or, with respect to Financed Equipment relating to any Lease, as to which the related Obligor has returned the Financed Equipment. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include selling the Transaction Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which any item of Transaction Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Transaction Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

     SECTION 4.04. PHYSICAL DAMAGE INSURANCE. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Transaction Equipment as of the execution of the Receivable.

     SECTION 4.05. MAINTENANCE OF SECURITY INTERESTS IN FINANCED EQUIPMENT. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable (including each Receivable on which a governmental entity is the Obligor) in the related Financed Equipment. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest or to maintain such perfected security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of Financed Equipment, or for any other reason.

     SECTION 4.06. COVENANTS OF SERVICER. The Servicer shall not: (i) release the Transaction Equipment securing any Receivable from the security interest granted by such Receivable in whole or in part or modify such security interest except (A) in accordance with SECTION 4.03 or (B) in the event of payment in full by the Obligor thereunder; (ii) impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable;
(iii) modify or refinance a Receivable except in accordance with the terms of
SECTION 4.02; or (iv) fail to return a Receivable File released to it pursuant to Section 3.3 of the Custodial Agreement within five (5) Business Days of such release.

     SECTION 4.07. PURCHASE BY SERVICER OF RECEIVABLES UPON BREACH. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee, the Seller and CFSC promptly, in writing, upon the discovery of any breach pursuant to SECTION 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second month following such discovery (or, at the Seller's election, the last day of the first following month) (except for the failure to return a released Receivable File, for which there is no grace period beyond the specified five (5) Business Days), the Servicer shall purchase any Receivable materially and adversely affected by such breach. If the Servicer takes any action pursuant to SECTION 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in SECTION 4.02, the Servicer shall purchase such Receivable. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in SECTION 5.03. Subject to SECTION 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to
SECTION 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section. The parties hereto intend that the Servicer will not intentionally breach or cause a breach pursuant to SECTION 4.02, 4.05 or 4.06 in order to provide direct or indirect assurance to the Seller, the Indenture Trustee, the Owner Trustee, the Noteholders, or the Certificateholders, as applicable, against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectibility of, any Receivable.

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

     SECTION 4.08. SERVICING FEE. On each Determination Date, the Servicer shall be entitled to receive the Servicing Fee in respect of the immediately preceding Collection Period equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Pool Balance as of the first day of such preceding Collection Period. The Servicer shall also be entitled to any Servicer's Yield with respect to Receivables, collected (from whatever source) on the Receivables, which Servicer's Yield shall be paid to the Servicer pursuant to SECTION 5.08. In addition, the Servicer shall also be entitled to Investment Earnings on the Collection Account (but not the Reserve Account or the Yield Supplement Account) and Liquidation Proceeds in excess of the Contract Balance of any Contract in the priority set forth in Section 5.04(b) hereof.

     SECTION 4.09. SERVICER'S CERTIFICATE. On each Determination Date, the Servicer shall deliver to the Owner Trustee (and each Paying Agent of the Owner Trustee), the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions pursuant to SECTIONS 5.04, 5.05 and 5.06 for the Collection Period preceding the date of such Servicer's Certificate. Neither the Owner Trustee nor the Indenture Trustee shall be required to determine, confirm or recalculate the information contained in the Servicer's Certificate. Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable as specified in SCHEDULE A.

     SECTION 4.10.  ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.
(a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee and the Rating Agencies, on or before April 30 of each year beginning April 30, 1999, an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding 12-month period ending on December 31 (or, in the case of April 30, 1999, the period from the Closing Date to December 31,
1998) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee at its address in
SECTION 11.03.

          (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

     SECTION 4.11. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT. In order to confirm that the servicing of the Receivables has been conducted in compliance with the terms of this Agreement, the Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or CFSC, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, 1999, a report addressed to the Board of Directors of the Servicer, the Owner Trustee and the Indenture

Trustee, to the effect that such firm has examined the financial statements of CFSC and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to machinery installment sale contracts serviced for others in accordance with requirements agreed to by the Servicer and the Indenture Trustee, to the extent the tests are applicable to the servicing obligations set forth in this Agreement; and (c) discloses the results of such tests during the preceding 12-month period ended December 31 (or in the case of the report due on or before April 30, 1999, the period from the Closing Date to December 31, 1998) that, in the firm's opinion, such program requires such firm to report.

     Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12. SERVICER EXPENSES. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders.

                                   ARTICLE V

           DISTRIBUTIONS; RESERVE ACCOUNT; YIELD SUPPLEMENT ACCOUNT;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

     SECTION 5.01.  ESTABLISHMENT OF TRUST ACCOUNTS.

          (a) (i) The Servicer, for the benefit of the Noteholders, the Certificateholders and the Subordinated Interest Holders, shall establish and maintain in the name "Caterpillar Financial Asset Trust 1998-A, subject to the security interest of The First National Bank of Chicago, as Indenture Trustee" an Eligible Securities Account (the "Collection Account"). The Indenture Trustee shall establish and maintain an administrative subaccount within the Collection Account for the benefit of the Noteholders and the Certificateholders (the "Principal Distribution Account").

               (ii) The Seller, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name "Caterpillar Financial Asset Trust 1998-A, subject to the security interest of The First National Bank of Chicago, as Indenture Trustee" an Eligible Securities Account (the "Reserve Account").

               (iii) The Seller, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name "Caterpillar Financial Asset Trust 1998-A, subject to the security interest of The First National Bank of Chicago, as Indenture Trustee" an Eligible Securities Account (the "Yield Supplement Account").

          (b) Funds on deposit in the Collection Account, the Reserve Account and the Yield Supplement Account (collectively the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer; PROVIDED, HOWEVER, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments (other than losses from nonpayment of investments in obligations of The First National Bank of Chicago). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the applicable Noteholders and, if applicable, the Certificateholders. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the immediately following Distribution Date; PROVIDED, HOWEVER, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on the Distribution Date. Funds deposited in a Trust Account on a Transfer Date which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight, but if so invested, such investments must meet the conditions of the immediately preceding sentence.

          (c) (i) The Trust Accounts shall be under the control (within the meaning of Section 8-106 of the applicable UCC) of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable. If, at any time, any of the Trust Accounts ceases to be an Eligible Securities Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Securities Account and shall transfer any cash and/or any investments to such new Trust Account. So long as The First National Bank of Chicago is an Eligible Institution, any Trust Account may be maintained with it in an Eligible Securities Account.

               (ii) With respect to the Trust Account Property, the Indenture Trustee and The First National Bank of Chicago, as Securities Intermediary, agree, and each subsequent Securities Intermediary shall agree, by its acceptance hereof, that:

                     (A) any Trust Account Property held in securities accounts shall be held solely in the Eligible Securities Accounts; and each such Eligible Securities Account shall be subject to the control (within the meaning of Section 8-106 of the UCC) of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                     (B) all Trust Account Property shall be delivered to the Indenture Trustee by causing the financial institution then maintaining the related Trust Account (each such institution being referred to herein as a "Securities Intermediary") to create a Security Entitlement in such Trust Account with respect to such Trust Account Property by indicating by book-entry that such Trust Account Property has been credited to such Trust Account. Each Trust Account shall only be established at a financial institution which agrees (i) to comply with entitlement orders with respect to such Trust Account issued by the Indenture Trustee without further consent of the Seller, Servicer or Issuer and (ii) that each item of property credited to such Trust Account shall be treated as a "financial asset" within the meaning of
               Section 8-102(a)(9) of the UCC.

                     (C) Upon release of the lien of the Indenture Trustee under the Indenture in accordance with the terms thereof, each of the Trust Accounts shall be put in the name of the Trust and the Trust shall have all rights granted to the Indenture Trustee pursuant to this Agreement.

               (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

               (iv) The Indenture Trustee is hereby authorized to execute purchase and sales directed by the Servicer through the facilities of its own trading or capital markets operations. The Indenture Trustee shall send statements to the Servicer and the Issuer monthly reflecting activity for each amount created hereunder for the preceding month. Although the Issuer recognizes that it may obtain a broker confirmation at no additional cost, the Issuer hereby agrees that confirmations of investments are not required to be issued by the Indenture Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the provision hereof if no activity occurred in the account for such month.

     SECTION 5.02. COLLECTIONS. Subject to SECTION 5.03, the Servicer shall remit to the Collection Account (i) all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and (ii) all Liquidation Proceeds (except to the extent of Recoveries applied in accordance with SECTION 4.02), in each case as collected during each Collection Period within two Business Days of receipt and identification thereof. Notwithstanding the foregoing, if (i) CFSC is the Servicer, (ii) a Servicer Default shall not have occurred and be continuing and (iii) CFSC maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's, the Servicer may remit such collections with respect to each Collection Period to the Collection Account on or before the second Business Day prior to the following Distribution Date. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or CFSC.

     SECTION 5.03. ADDITIONAL DEPOSITS. (a) The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the Purchase Amounts with respect to Purchased Receivables as set forth in the immediately following sentence, and the Servicer shall deposit in the Collection Account all amounts to be paid under SECTION 9.01 as set forth therein. The Servicer and the Seller will deposit the Purchase Amount with respect to each Purchased Receivable when such obligations are due, unless, with respect to Purchase Amounts to be remitted by the Servicer, the Servicer shall be permitted to make deposits monthly prior to each

Distribution Date pursuant to SECTION 5.02, in which case such deposits shall be made in accordance with such Section. The Servicer shall account for Purchase Amounts paid by itself and the Seller separately.

     SECTION 5.04. DISTRIBUTIONS. (a) On each Determination Date, the Servicer shall calculate all amounts required to determine the amounts to be remitted to the Class A Noteholders, the Class B Noteholders, the
Certificateholders, the Reserve Regular Interest and the YSA Regular Interest.

          (b) On the second Business Day prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of EXHIBIT B to SCHEDULE E (or such other form that is acceptable to the Indenture Trustee and the Servicer), to make the following deposits and distributions for receipt by the Servicer, the Noteholders, or for deposit in the applicable Trust Account or Certificate Distribution Account by 11:00 A.M. (New York time) on such following Distribution Date to the extent of the Total Distribution Amount on deposit in the Collection Account, in the following order of priority:

               (i) to the Servicer (if CFSC or an Affiliate is not the Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

               (ii) to the Class A Noteholders pro rata based upon the amount of interest accrued on each such Class of Class A Notes, the Class A Noteholders' Interest Distributable Amount;

               (iii) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

               (iv) to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount;

               (v) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

               (vi) to the Yield Supplement Account, an amount equal to the excess of the Specified Yield Supplement Account Balance over the amount on deposit in the Yield Supplement Account on such Distribution Date;

               (vii) to the Reserve Account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the Reserve Account on such Distribution Date;

               (viii) if any Class of Notes is Outstanding prior to giving effect to distributions on such Distribution Date, to the Principal Distribution Account, the Regular Principal Distribution Amount;

               (ix) to the Servicer (if CFSC or an affiliate is the Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

               (x) to the Certificate Distribution Account, the remaining Total Distribution Amount.

          (c) On the second Business Day prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee, which instruction shall be in the form of EXHIBIT B to SCHEDULE E (or such other form that is acceptable to the Indenture Trustee and the Servicer), to make the following distributions from the Principal Distribution Account by 11:00 A.M. (New York time) on such following Distribution Date in the following order of priority:

               (i) to the Class A-1 Noteholders in reduction of the Outstanding Principal Amount of the Class A-1 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

               (ii) to the Class A-2 Noteholders in reduction of the Outstanding Principal Amount of the Class A-2 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

               (iii) to the Class A-3 Noteholders in reduction of the Outstanding Principal Amount of the Class A-3 Notes until the Outstanding Principal Amount thereof has been reduced to zero;

               (iv) to the Class B Noteholders in reduction of the Outstanding Principal Amount of the Class B Notes until the Outstanding Principal Amount thereof has been reduced to zero; and

               (v) to the Certificate Distribution Account, any funds remaining on deposit in the Principal Distribution Account.

          (d) Notwithstanding anything in this Section 5.04 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, all amounts on deposit in the Collection Account shall be applied in accordance with Section 5.04(b) of the Indenture.

     SECTION 5.05. RESERVE ACCOUNT. (a) On the Closing Date, the Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Servicer shall determine the Specified Reserve Account Balance for each Distribution Date.

          (b) On each Determination Date, the Servicer shall determine if the Total Required Payment exceeds the Total Available Amount for the related Distribution Date, and if such an excess exists the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on the related Distribution Date, to the extent of funds available therein, an amount equal to such excess and deposit such funds into the Collection Account for inclusion as part of the Total Distribution Amount for distribution on such Distribution Date in accordance with the priorities set forth in Section 5.04(b).

          (c) On each Determination Date, the Servicer shall determine if the amount on deposit in the Reserve Account (after taking into account any deposits thereto pursuant to Sections 5.04(b) and any withdrawals therefrom pursuant to
Section 5.05(b)) is greater than the

Specified Reserve Account Balance for such Distribution Date (which shall be calculated to give effect to the reduction in the Outstanding Principal Amount of the Notes to result from payments to Noteholders pursuant to Section 5.04(c) on such Distribution Date) and the Servicer shall instruct the Indenture Trustee to deposit such amounts in the Certificate Distribution Account.

          (d) Notwithstanding anything in this Section 5.05 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts on deposit in the Reserve Account shall be applied by the Indenture Trustee in accordance with
Section 5.04(b) of the Indenture.

          (e) Upon satisfaction of the Rating Agency Condition and delivery to the Indenture Trustee of an Opinion of Counsel to the effect that such action will not adversely affect the status of the Trust as a FASIT under the Code and the transferee or assignee of the Reserve Account, if any, agrees in writing to tax positions for tax purposes consistent with the Seller's position, the Seller may eliminate the Reserve Account and replace it with an alternative arrangement; provided, however, that any funds released from the Reserve Account shall be applied solely towards and in reduction (but not below zero) of the Reserve Regular Interest principal balance and interest thereon through the date of such release at the Reserve Interest Rate.

     SECTION 5.06.   YIELD SUPPLEMENT ACCOUNT.

          (a) On the Closing Date, the Seller shall deposit into the Yield Supplement Account from the proceeds of the sale of the Notes an amount equal to the Yield Supplement Account Deposit.

          (b) On each Determination Date, the Servicer shall instruct the Indenture Trustee to withdraw on the related Distribution Date from the Yield Supplement Account and deposit to the Collection Account the Yield Supplement Deposit Amount for inclusion as part of the Total Distribution Amount for such Distribution Date.

          (c) On each Determination Date, the Servicer shall determine if (i) the Total Required Payment exceeds (ii) the sum of the Total Available Amount for the related Distribution Date and the amounts on deposit in the Reserve Account (prior to giving effect to withdrawals therefrom on such Distribution
Date), and if such an excess exists the Servicer shall instruct the Indenture Trustee to withdraw from the Yield Supplement Account (to the extent of amounts available therein and after giving effect to withdrawals therefrom pursuant to
Section 5.06(b)) on the related Distribution Date, an amount equal to such excess and deposit such funds into the Collection Account for inclusion as part of the Total Distribution Amount for distribution on such Distribution Date in accordance with the priorities set forth in Section 5.04(b).

          (d) On each Determination Date, the Servicer shall calculate the Specified Yield Supplement Account Balance for the related Distribution Date and shall notify the Indenture Trustee of such amount. The Servicer shall instruct the Indenture Trustee to withdraw on the related Distribution Date from the Yield Supplement Account the excess, if any, of the amount then on deposit in the Yield Supplement Account (after giving effect to withdrawals therefrom for such Distribution Date pursuant to Section 5.06(b) and (c)) over the Specified Yield Supplement Account Balance and (i) apply pursuant to (and in order of) Sections 5.04(b)(vii) through 5.04(b)(x) that portion of such excess equal to the amount by which (x) the cumulative aggregate deposits to the Yield Supplement Account pursuant to section 5.04(b)(vi) exceeds (y) the cumulative aggregate excess amounts applied through the preceding Distribution Date pursuant to this Section 5.06(d)(i), and (ii) deposit any remaining excess to the Certificate Distribution Account; provided, however that no such withdrawals from the Yield Supplement Account shall be made pursuant to this Section 5.06(d) if the Reserve Account Balance for such Distribution Date (after giving effect to deposits thereto and withdrawals therefrom on such Distribution Date) is less than the Specified Reserve Account Balance.

          (e) Notwithstanding anything in this Section 5.06 to the contrary, if an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated pursuant to Section 5.02 of the Indenture, amounts on deposit in the Yield Supplement Account shall be applied by the Indenture Trustee in accordance with Section 5.04(b) of the Indenture.

          (f) Upon satisfaction of the Rating Agency Condition and delivery to the Indenture Trustee of an Opinion of Counsel to the effect that such action will not adversely affect the status of the Trust as a FASIT under the Code, the Seller may eliminate the Yield Supplement Account and the Certificate Yield Supplement Account and replace them with an alternative arrangement; provided, however, that any funds released from the Yield Supplement Account and the Certificate Yield Supplement Account shall be applied first towards and in reduction (but not below zero) of the YSA Regular Interest principal balance and interest thereon through the date of such release at the YSA Regular Interest Rate and thereafter as collections in respect of Receivables to be included in the Total Distribution Amount.

     SECTION 5.07. STATEMENTS TO THE SUBORDINATED INTEREST HOLDERS AND NOTEHOLDERS. On the second Business Day prior to each Distribution Date, the Servicer shall provide to the Indenture Trustee (for the Indenture Trustee to forward to each Noteholder of record) and to the Owner Trustee (for the Owner Trustee to forward to each requesting Subordinated Interest Holder of record) a statement (with a copy to the Rating Agencies) substantially in the form of EXHIBIT A to SCHEDULE E (or such other form that is acceptable to the Indenture Trustee, the Owner Trustee and the Servicer) setting forth at least the following information as to the Notes (separately stating such information as to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes) and the Subordinated Interests (separately setting forth such information as to the Fixed-Rate Certificates, the Interest Only Certificates, the Reserve Regular Interest and the YSA Regular Interest), to the extent applicable:

               (i) the amount to be deposited to the Principal Distribution Account and the amounts to be paid to the Noteholders and the requesting Subordinated Interest Holders therefrom;

               (ii) the Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the amounts paid to such Noteholders in respect thereof;

               (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

               (iv) the Outstanding Principal Amount of each class of the Notes, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor, the Class A-3 Note Pool Factor, the Class B Note Pool Factor, the Certificate Balance, in each case as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

               (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

               (vi) the aggregate amount of the Purchase Amounts for Purchased Receivables with respect to the related Collection Period paid by each of the Seller and the Servicer (accounted for separately);

               (vii) the amount of Realized Losses, if any, for such Collection Period;

               (viii) the balance of the Reserve Account on such Distribution Date, after giving effect to withdrawals made on such Distribution Date;

               (ix) the Specified Reserve Account Balance for such Distribution Date;

               (x) the amount, if any, to be withdrawn from the Reserve Account and deposited into the Collection Account on such Distribution Date pursuant to Section 5.05(b);

               (xi) the amount, if any, to be withdrawn from the Reserve Account and deposited to the Certificate Distribution Account pursuant to
     Section 5.05(c);

               (xii) the Certificate Balance for such Distribution Date and the aggregate amount to be deposited to the Certificate Distribution Account pursuant to Section 5.04(c);

               (xiii) the Subordinated Holders' Interest Distributable Amount, the portion thereof to be distributed to the Fixed-Rate Certificates, the Reserve Regular Interest, the YSA Regular Interest and the Components of the Interest Only Certificates and the amounts paid to the Subordinated Interest Holders in respect thereof;

               (xiv) the balance of the Yield Supplement Amount on such Distribution Date, after giving effect to withdrawals made on such Distribution Date;

               (xv) the Specified Yield Supplement Account Balance for such Distribution Date; and

               (xvi) the amount, if any, withdrawn from the Yield Supplement Account pursuant to Section 5.06(b), (c) and (d), stated separately.

     Each amount set forth pursuant to paragraph (i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

     The Indenture Trustee shall only be required to provide to the Noteholders
the information furnished to it by the Servicer.   The Indenture Trustee shall
not be required to determine, confirm or recompute any such information.

     SECTION 5.08. NET DEPOSITS. As an administrative convenience, so long as CFSC is the Servicer, if the Servicer is permitted to remit collections monthly rather than within two Business Days of their receipt and identification pursuant to SECTION 5.02, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to such Collection Period (including any Servicer's Yield and the Servicing Fee to the extent of amounts available for payment thereof); provided, that if the Servicer is required to remit collections within two Business Days, the Servicer shall be paid the Servicer's Yield by means of the Servicer making the deposit of such collections net of the Servicer's Yield and deposits of such amounts may not be made net of the Servicing Fee. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Subordinated Interest Holders as if the Servicing Fee was paid individually.

                                   ARTICLE VI


                                   THE SELLER

     SECTION 6.01. REPRESENTATIONS OF SELLER. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) ORGANIZATION AND GOOD STANDING. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

          (b) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or to obtain any such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Seller or the Owner Trustee.

          (c) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the Receivables and other property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

          (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or (iii) or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the Notes, the Certificates or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes, the Certificates or any other of the Basic Documents or (iv) which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

     SECTION 6.02. LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

          (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Custodian and the Indenture Trustee and their officers, directors and agents from and against any taxes that may at any time be asserted against the Issuer, the Owner Trustee, the Custodian or the Indenture Trustee or their respective officers, directors, and agents with respect to the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or Federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

          (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Custodian and the Indenture Trustee and their officers, directors, and agents from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation or alleged violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Custodian or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this SECTION 6.02 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 6.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to SECTION 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions necessary to perfect the interests of the Owner Trustee and the Indenture Trustee have been taken, including that all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or
(B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

     SECTION 6.04. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.05. SELLER MAY OWN THE CERTIFICATES OR NOTES. The Seller and any Affiliate (other than CFSC) thereof may in its individual or any other capacity become the owner or pledgee of the Certificates, the Subordinated Interests or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein (including, without limitation, the definition of "Outstanding" contained in each of the Indenture and the Trust Agreement) or in any Basic Document.

                                  ARTICLE VII


                                  THE SERVICER

     SECTION 7.01. REPRESENTATIONS OF SERVICER. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of the Agreement (or as of the date a Person (other than the Indenture Trustee) becomes Servicer pursuant to SECTIONS 7.03 and 8.02, in the case of a successor to the Servicer) and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) ORGANIZATION AND GOOD STANDING. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Receivables.

          (b) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (c) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

          (e) NO PROCEEDINGS. To the Servicer's best knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the Notes, the Certificates or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Notes, the Certificates or any of the other Basic Documents; or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

          (f) NO CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Servicer of this Agreement or any other Basic Document, the performance by the Servicer of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Servicer of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Servicer or the Issuer or upon the collectability of any Receivable or upon the ability of the Servicer to perform its obligations under this Agreement).

     SECTION 7.02. INDEMNITIES OF SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

          (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Custodian, the Noteholders, the Certificateholders and the Seller and any of the officers, directors and agents of the Issuer, the Owner Trustee, the Indenture Trustee, the Custodian and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate (other than the Seller or the Issuer) thereof of any Transaction Equipment.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Custodian and the Seller and their respective officers, directors and agents from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or Federal or other income taxes arising

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

out of distributions on the Certificates or the Notes) and (ii) costs and expenses in defending against the same.

          (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Custodian, the Certificateholders and the Noteholders and any of the officers, directors and agents of the Issuer, the Owner Trustee, the Indenture Trustee and the Seller from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or on account of the failure of the Servicer to be qualified to do business as a foreign corporation or to have obtained a license or approval in any jurisdiction.

          (d) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, the Custodian and the Indenture Trustee and their respective officers, directors and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, and in the case of the Owner Trustee, in the Trust Agreement, in the case of the Custodian, the Custodial Agreement and in the case of the Indenture Trustee, the Indenture, except to the extent that any such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable; or (ii) shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

          (e) The Servicer shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate, other than any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates, the Subordinated Interests and the Notes, or Federal or other income taxes imposed on the Issuer because of its classification or reclassification for tax purposes, or Federal or other income taxes arising out of distributions on or holding the Certificates, the Subordinated Interests or the Notes.

     For purposes of this Section, in the event of the termination of the rights and obligations of CFSC (or any successor thereto pursuant to SECTION 7.03) as Servicer pursuant to SECTION 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to SECTION 8.02.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     SECTION 7.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person (a) (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Servicer shall be a party, (iii) which may succeed to the properties and assets of the Servicer substantially as a whole, or (iv) which is a corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Caterpillar, and (b) in the case of any of (i), (ii), (iii) or (iv), which has executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; PROVIDED, HOWEVER, that (w) immediately after giving effect to such transaction, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (y) the Rating Agency Condition shall have been satisfied with respect to such transaction and (z) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (w), (x), (y) and
(z) above shall be conditions to the consummation of the transactions referred to in clause (a), (b), (c) or (d) above.

     SECTION 7.04. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders, the Subordinated Holders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer as the case may be, may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

     SECTION 7.05. CFSC NOT TO RESIGN AS SERVICER. Subject to the provisions of SECTION 7.03, CFSC shall not resign from the obligations and duties hereby imposed on it as

Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law (if it is also determined that such determination may not be reversed). Notice of any such determination permitting the resignation of CFSC shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of CFSC in accordance with SECTION 8.02.

                                  ARTICLE VIII


                                    DEFAULT

     SECTION 8.01. SERVICER DEFAULT. If any one of the following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or (ii) to direct the Indenture Trustee to make any required distribution therefrom that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

          (b) failure on the part of the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the Certificateholders, the Subordinated Interest Holders or Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or
(B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Principal Amount of the Notes or the "Holders" (as defined in the Trust Agreement) of Fixed-Rate Certificates evidencing not less than 25% of the Certificate Balance thereof; or

          (c) an Insolvency Event occurs with respect to the Seller or the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Class A Notes evidencing not less than 25% of the Outstanding Principal Amount of such Notes, or if no Class A Notes are Outstanding, the Holders of Class B Notes evidencing not less than 25% of the Outstanding Principal Amount of such Notes, or if no Notes are Outstanding, either the Owner Trustee or the Holders of the Fixed-Rate Certificates evidencing not less than 25% of the Certificate Balance thereof, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in SECTION 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Subordinated Interests or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under SECTION 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection (x) with transferring the computer or other records to the successor Servicer in the form requested and (y) amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

     SECTION 8.02. APPOINTMENT OF SUCCESSOR. (a) Upon the Servicer's receipt of notice of termination, pursuant to SECTION 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, pending the appointment of and acceptance by a successor Servicer, the Indenture Trustee without further action shall automatically be appointed and serve as the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and the Servicer's Yield. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution who has demonstrated its capability to service the Receivables to the satisfaction of the Indenture Trustee, as the successor to the Servicer under this Agreement, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of receivables comparable with the Receivables, as the successor to the Servicer under this Agreement.

     The Indenture Trustee, acting in its capacity as successor Servicer, and any successor Servicer appointed by it, shall have no responsibility or obligation (i) for any breach by any predecessor Servicer of any of its representations and warranties, or (ii) any acts or omissions of CFSC or any other Servicer prior to its termination.

          (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and the Servicer's Yield and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

          (c) Subject to the Indenture Trustee's right to appoint a successor Servicer pursuant to SECTION 8.02(A) after the Indenture Trustee has become the Servicer pending the appointment of and acceptance by a successor Servicer, the Servicer may not resign unless it is prohibited from serving as such by law.

          (d) Notwithstanding any other provision of this Agreement, neither the Indenture Trustee nor any successor Servicer shall be deemed in default, breach or violation of this Agreement as a result of the failure of CFSC or any Servicer (i) to cooperate with the Indenture Trustee or any successor Servicer pursuant to SECTION 8.01, (ii) to deliver funds required to be deposited to any Trust Account, or (iii) to deliver files or records relative to the Receivables as may be requested by the Indenture Trustee or successor Servicer.

     SECTION 8.03. NOTIFICATION TO NOTEHOLDERS AND CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this ARTICLE VIII, the Owner Trustee shall give prompt written notice thereof to the Certificateholders, the Subordinated Interest Holders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

     SECTION 8.04. WAIVER OF PAST DEFAULTS. The Holders of Class A Notes evidencing more than a 50% of the Outstanding Principal Amount of such Notes or, if no Class A Notes are Outstanding, the Holders of Class B Notes evidencing more than 50% of the Outstanding Principal Amount of such Notes or, if no Notes are Outstanding, the holders of a majority of the Certificate Balance of the Fixed-Rate Certificates, may, on behalf of all Noteholders and the Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

     SECTION 8.05. APPOINTMENT OF CUSTODIANS. CFSC, the Seller, the Issuer and the Indenture Trustee may, with the consent of the Servicer and notice to the Rating Agencies, appoint The First National Bank of Chicago, as Custodian to hold all or a portion of the Receivable Files as agent for such Person during such time as such Person owns or has an interest in the Receivables, in accordance with the Custodial Agreement. The First National

Bank of Chicago is appointed Custodian and, for so long as it shall be the Custodian thereunder, agrees to comply with the terms of the Custodial Agreement applicable to it. The Indenture Trustee agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Noteholders and the Certificateholder.

                                   ARTICLE IX


                                  TERMINATION

     SECTION 9.01.   OPTIONAL PURCHASE OF ALL RECEIVABLES; TRUST
TERMINATION.  (a)     If on the last day of any Collection Period the Pool
Balance is 10% or less of the Initial Pool Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts, which purchase shall be effective as of such last day by depositing in the Collection Account on or prior to the second Business Day prior to the next succeeding Distribution Date an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables but not including Liquidated Receivables) pursuant to SECTION 5.03; PROVIDED, HOWEVER, that the aggregate Purchase Amount for the Receivables, after payment of all amounts due pursuant to Section 5.04 on such next succeeding Distribution Date, is an amount at least equal to the aggregate Redemption Price for the Class A-3 Notes and the Class B Notes. Upon the exercise of such option, the Servicer shall succeed to all interests in and to the Trust, subject to payment of principal, interest and other amounts owing with respect to the Subordinated Interests and the Residual Certificate.

     (b) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof. Upon the receipt of such notice, the Servicer, the Indenture Trustee and the Trust shall take such steps as are necessary to cause such termination to qualify as a "qualified liquidation" of the FASIT comprising the Trust under the provisions of Section 860L(e)(3)(A) and
Section 860F(a)(4) of the Code, including, without limitation, the adoption of a plan of liquidation for the Trust, the designation of a starting day for the liquidation period, the sale of the assets of the Trust within the 90 day period commencing on the starting day of the liquidation period, the distribution of the proceeds of the liquidation to the holders of the regular and ownership interests in the Trust (except for amounts held to meet claims against the Trust, the filing of a final tax return for the Trust and designating thereon the starting day of the liquidation period and any other action not contrary to the provisions of this Agreement that is required by an applicable FASIT Provisions.

          (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders and the Subordinated Interest Holders will succeed to the rights of the Noteholders hereunder, and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                   ARTICLE X


                                FASIT PROVISIONS

     SECTION 10.01.  FASIT ADMINISTRATION.

          (a) The FASIT Administrator shall make an election to treat the Trust as a FASIT under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Notes, the Subordinated Interests and the Certificates are issued. For the purposes of the FASIT election in respect of the Trust, each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes, the Fixed Rate Certificates, the Reserve Regular Interest, the YSA Regular Interest, Component A-1, Component A-2, Component A-3 and Component B shall be and hereby are designated as the "regular interests" and the Residual Certificate shall be designated as the sole "ownership interest" in the FASIT; provided, however, that if and to the extent that the Reserve Regular Interest, the YSA Regular Interest, the Fixed Rate Certificate and the Components are not treated as issued on the Closing Date for purposes of Section 860L of the Code, the designation of the Reserve Regular Interest, the YSA Regular Interest, the Fixed-Rate Certificates and the Components as "regular interests" in the FASIT represented by the Trust shall be effective immediately upon each such interests' being treated as issued for such purposes. The FASIT Administrator and the Trust shall not permit the creation of any "interests" (within the meaning of Section 860L of the Code) in the Trust other than the Notes, the Fixed Rate Certificates, the Reserve Regular Interest, the YSA Regular Interest, Component A-1, Component A-2, Component A-3 and Component B unless they first receive an Opinion of Counsel at the expense of the party seeking the creation of such interests to the effect that such creation will not cause an Adverse FASIT Event.

          (b) The Closing Date is hereby designated as the "startup day" of the Trust within the meaning of Section 860L(d))(1) of the Code.

          (c) The FASIT Administrator shall (i) act on behalf of the Trust in relation to any tax matter or controversy involving the Trust and (ii) represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the FASIT Administrator. If the FASIT Administrator is no longer the Servicer hereunder, at its option the FASIT Administrator may continue its duties as FASIT Administrator and shall be paid reasonable compensation not to exceed $10,000 per year by any successor Servicer hereunder for so acting as the FASIT Administrator.

          (d) The FASIT Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the Trust and, subject to any Internal Revenue Service procedures or FASIT Provisions, shall deliver such Tax Returns in a timely manner to the Owner Trustee (or to the Administrator if the Administrator may sign the Tax Returns as attorney-in-fact of the Owner Trustee under applicable provisions of the Code) and the Owner Trustee or the Administrator, as the case may be, shall sign such Tax Returns and return them to the FASIT Administrator for filing in a timely manner. The expenses of preparing such returns shall be borne by the FASIT Administrator without any right of reimbursement therefor. The FASIT Administrator agrees to indemnify and hold harmless the Owner Trustee with respect to any tax or liability arising from the Owner Trustee's signing of Tax Returns that contain errors or omissions. The Owner Trustee and the Servicer shall promptly provide the FASIT Administrator with such information in the possession of such Person as the FASIT Administrator may from time to time request for the purpose of enabling the FASIT Administrator to prepare Tax Returns.

          (e) The FASIT Administrator shall provide (i) to the Owner Trustee and the Owner Trustee shall forward to the Noteholders, the Subordinated Interest Holders and the Certificateholders such information or reports as are required by the Code or the FASIT Provisions including reports relating to interest, original issue discount and market discount or premium and (ii) if required by Internal Revenue Service announcement or regulation, to the Internal Revenue Service the name, title, address and telephone number of the Person who will serve as the representative of the Trust.

          (f) The Servicer and the FASIT Administrator shall take such actions and shall cause the Trust to take such actions as are reasonably within the Servicer's or the FASIT Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of the Trust as a FASIT under the FASIT Provisions (and the Owner Trustee shall assist the Servicer and the FASIT Administrator, to the extent reasonably requested by the Servicer and the FASIT Administrator to do so). The Servicer and the FASIT Administrator shall not knowingly or intentionally take any action, cause the Trust to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the FASIT Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust as a FASIT or (ii) result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860L(e) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse FASIT Event") unless the Servicer or the FASIT Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger the status of the Trust as a FASIT. The Owner Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Servicer or the FASIT Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse FASIT Event could occur with respect to such action or such failure to act. In addition, prior to taking any action with respect to the Trust or its assets, or causing the Trust to take any action, which is not expressly permitted under the terms of the Basic Documents, unless the Owner Trustee shall have received an Opinion of Counsel that such action will not result in an Adverse FASIT Event, the Owner Trustee will consult with the Servicer or the FASIT Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse FASIT Event to occur with respect to the Trust, and the Owner Trustee shall not take any such action or cause the Trust to take any such action as to which the Servicer or the FASIT Administrator, as applicable, has advised it in writing that an Adverse FASIT Event could occur. The Servicer or the FASIT Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the Trust as "permitted assets" as defined in Section 860L(c)(1) of the Code.

          (g) In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860L(e) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, the Servicer shall indemnify and hold harmless the Residual Certificateholder, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement.

          (h) The Owner Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust on a calendar year and on an accrual basis or as otherwise may be required by the FASIT Provisions.

          (i) Following the Startup Day, neither the Servicer nor the Owner Trustee shall accept any contributions of assets to or otherwise acquire assets for the Trust unless (subject to Section 10.01(f)) the Servicer and the Owner Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust will not cause the Trust to fail to qualify as a FASIT at any time that any Notes, the Subordinated Interests or the Certificates are outstanding or subject the Trust to any tax under the FASIT Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j)  Neither the Servicer nor the Owner Trustee shall (subject to
Section 10.01(f)) enter into any arrangement by which the Trust will receive a fee or other compensation for services or will originate any loan nor permit the Trust to receive any income from assets other than "permitted assets" as defined in Section 860L(c) of the Code.

          (k) Solely for the purposes of Section 860L(b)(1)(A)(iii) of the Code, the "stated maturity" by which the principal balance of each Class of Notes, the Reserve Regular Interest, the YSA Regular Interest, and the Fixed-Rate Certificates and the Notional Amounts of the Components of the Interest Only Certificates representing regular interests in the FASIT would be reduced to zero is August 25, 2005.

          (l) Within 30 days after the Closing Date, the FASIT Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" or other appropriate form, if required, for the Trust.

          (m) Neither the Owner Trustee nor the Servicer shall sell, dispose of or substitute for any of the Receivables (except in connection with (i) the default, imminent default or foreclosure of a Receivable, including but not limited to, the acquisition or sale of Financed Equipment acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust, (iii) the termination of the Trust pursuant to Article IX of this Agreement or (iv) a repurchase of Receivables pursuant to Article IX or Section 3.02 of this Agreement) nor acquire any assets for the Trust, nor sell or dispose of any investments in the Trust Accounts for gain nor accept any contributions to the Trust after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of the Trust as a FASIT.

          (n) The Trust shall not acquire any Financed Equipment except in connection with a default or imminent default of a Receivable. The Trust shall not acquire any other property (including personal property) that is not a "permitted asset" within the meaning of Section 860L(c)(1)(A), (B), (D), (E),
(F) or (G) unless the Servicer obtains an Opinion of Counsel that such property qualifies as "foreclosure property" within the meaning of Section 860L(c)(1)(C) of the Code. In the event that any Financed Equipment is acquired in a repossession (an "EO Property"), the Servicer shall sell any EO Property within three years (or such shorter term provided in regulations not yet issued) of its acquisition by the Trust, unless (i) at least 60 days prior to the expiration of such period, the Servicer applies for an extension of such period pursuant to Sections 856(e)(3) and 860L(c)(3) of the Code, in which case the Servicer shall sell such EO Property within the applicable extension period or (ii) the Servicer seeks, and subsequently receives, an Opinion of Counsel, addressed to the Owner Trustee and the Servicer, to the effect that the holding by the Trust of such EO Property subsequent to three years (or the end of any other applicable period) after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860L(e) of the Code or cause the Trust to fail to qualify as a FASIT at any time that any Notes or the Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each EO Property solely for the purpose of its prompt disposition and sale in a manner that does not cause any such EO Property to fail to qualify as "foreclosure property" within the meaning of Section 860L(c)(3) of the Code or result in the receipt by the Trust of any "income derived from any asset that is not a permitted asset" within the meaning of
Section 860L(e)(2)(A) of the Code or any "net income from foreclosure property" which is subject to taxation under the FASIT Provisions. In connection with its efforts to sell such EO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such EO Property in the same manner and to such extent as is customary in the locality where such EO Property is located and may, incident to its conservation and protection of the interests of the Noteholders and the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Noteholders, the Subordinated Interest Holders and the Certificateholders for the period prior to the sale of such EO Property, subject to the condition that such rental not be on terms that would cause such EO Property to fail to qualify as "foreclosure property" within the meaning of Sections 856(e) and 860L(c) of the Code.

     The disposition of EO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities.

     SECTION 10.02.  SERVICER AND FASIT ADMINISTRATOR INDEMNIFICATION.

          (a) The FASIT Administrator agrees to indemnify the Trust, the Seller, the Servicer and the Owner Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust, the Seller, the Servicer or the Owner Trustee, as a result of a breach of the FASIT Administrator's covenants set forth in this Article X and with respect to compliance with the FASIT Provisions, including without limitation, any penalties arising from the Owner Trustee's execution of Tax Returns prepared by the FASIT Administrator that contain errors or omissions; PROVIDED, HOWEVER, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the FASIT Administrator by the Servicer in which case Section 10.02(b) will apply.

          (b) The Servicer agrees to indemnify the Trust, the Seller, the FASIT Administrator and the Owner Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust, the Seller, the FASIT Administrator or the Owner Trustee, as a result of a breach of the Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the FASIT Provisions.

                               ARTICLE XI


                          MISCELLANEOUS PROVISIONS

     SECTION 11.01. AMENDMENT. The Agreement may be amended by the Seller, the Servicer and the Trust, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders, the Subordinated Interest Holders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders, the Subordinated Interest Holders or the Certificateholders or for the purpose of enabling the Trust to continue to qualify as a FASIT and the Notes, the Fixed-Rate Certificates, Reserve Regular Interest, YSA Regular Interest and the Components of the Interest Only Certificates to continue to qualify as "regular interests" in the FASIT constituted by the Trust (including, without limitation, compliance with regulations that have not yet been issued); PROVIDED, HOWEVER, that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or the federal tax characterization of the Notes.

     This Agreement may also be amended from time to time by the Seller, the Servicer and the Trust, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing at least a majority of the Outstanding Principal Amount of the Notes and the consent of the holders of the Fixed-Rate Certificates evidencing at least a majority of the Certificate Balance thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders, the Subordinated Interest Holders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes, the holders of which are required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes.

     Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

     It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in SECTION 11.02(I)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.02. PROTECTION OF TITLE TO TRUST. (a) The Seller shall take all actions necessary to perfect, and maintain perfection of, the interests of the Owner Trustee and the Indenture Trustee in the Receivables. In the event it is determined that the Indenture Trustee's or the Issuer's interests are no longer perfected, such actions shall include but shall not be limited to enforcement of the terms of the Custodial Agreement and of Section 6.02 of the Purchase Agreement. In addition, without limiting the rights of the Indenture Trustee or the Issuer specified in the immediately preceding sentence, the Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to present, maintain, and protect the interest of the Issuer and the interest of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above or otherwise seriously misleading within the meaning of
Section 9-402(7) of the applicable UCC (regardless of whether such a filing was ever made), unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and, if applicable, shall have timely filed appropriate amendments to any and all previously filed financing statements or continuation statements (so that the Lien of the Issuer or the Indenture Trustee is not adversely affected).

          (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the applicable UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement (regardless of whether such a filing was ever made) and shall promptly, if applicable, file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and Recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or Recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer (which interest has been acquired from the Seller) and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's interest (which interest has been acquired from the Seller) and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

          (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in receivables comparable with the Receivables, to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

          (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

          (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

          (i)  The Seller shall deliver to the Owner Trustee and the Indenture
Trustee:

               (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all actions have been taken that are necessary fully to perfect the interests of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest; and

               (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all actions have been taken, and, if applicable, all financing statements and continuation statements have been executed and filed, that are necessary fully to perfect the interests of the Owner Trustee and the Indenture Trustee in the Receivables and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest.

          Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect such interest.

          (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or
Section 12(g) of the Exchange Act within the time periods specified in such sections.

     SECTION 11.03. NOTICES. All demands, notices and communications upon or to the Seller, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Caterpillar Financial Funding Corporation, Greenview Plaza, 2950 East Flamingo Road, Suite C-3B, Las Vegas, Nevada 89121, (702-735-2514), (b) in the case of the Servicer, to Caterpillar Financial Services Corporation, 3322 West End Avenue, Nashville, TN 37203-1071 (615-386-5800), (c) the case of the Issuer or the Owner Trustee, at the "Corporate Trust Office" (as defined in the Trust Agreement), (d) in the case of the Indenture Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 11.04. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in SECTIONS 6.03 and 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

     SECTION 11.05. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee, the Subordinated Interest Holders and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.06. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.07. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.08. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.09. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.10. ASSIGNMENT TO INDENTURE TRUSTEE. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and the other property constituting the Owner Trust Estate and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     SECTION 11.11. NONPETITION COVENANTS. (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Seller, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          (b) Notwithstanding any prior termination of this Agreement, the Servicer, the Issuer, the Owner Trustee and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     SECTION 11.12. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chase Manhattan Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Chase Manhattan Bank Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by The First National Bank of Chicago not in its individual capacity but solely as Indenture Trustee, and in no event shall The First National Bank of Chicago have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                    CATERPILLAR FINANCIAL ASSET TRUST 1998-A


                    By:  CHASE MANHATTAN BANK DELAWARE,
                         not in its individual capacity but solely as Owner Trustee on behalf of the Trust,

                    By:            /s/ John J. Cashin
                       -----------------------------------------
                         Name:
                         Title:


                    CATERPILLAR FINANCIAL FUNDING
                    CORPORATION,
                    Seller,

                    By:            /s/  Edward J. Scott
                       -----------------------------------------
                         Name:  Edward J. Scott
                         Title:  Treasurer


                    CATERPILLAR FINANCIAL SERVICES
                    CORPORATION,
                    Servicer,

                    By:            /s/  Kevin E. Colgan
                       -----------------------------------------
                         Name:     Kevin E. Colgan
                         Title:    Vice President


Acknowledged and Accepted:

THE FIRST NATIONAL BANK OF CHICAGO,
  not in its individual capacity
  but solely as Indenture Trustee, as Custodian and as Securities Intermediary



By:  /s/  Barbara G. Grosse
   ----------------------------------------------------
   Name:  Barbara G. Grosse
   Title:  Vice President and Assistant Secretary

                                                                      SCHEDULE A


                             SCHEDULE OF RECEIVABLES

                                                                      SCHEDULE B



                          LOCATION OF RECEIVABLE FILES


                                 Greenview Plaza
                       2950 East Flamingo Road, Suite C-3C
                             Las Vegas, Nevada 89121

                                                                    SCHEDULE C-1


                   FORM OF INDENTURE TRUSTEE INITIAL CERTIFICATION


                                        [DATE]

[Trust]

[Servicer]

[Seller]

          Re: Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of July 1, 1998 among Caterpillar Financial Services Corporation as Servicer, Caterpillar Financial Funding Corporation and Caterpillar Financial Asset Trust 1998-A

Gentlemen:

     In accordance with Section 3.05 of the Sale and Servicing Agreement, the undersigned, as Indenture Trustee under the Indenture, hereby certifies that it or the Custodian on its behalf has received a Receivable File with respect to each Receivable listed in the Schedule of Receivables and the documents contained therein appear to bear original signatures.

     Neither the Indenture Trustee nor the Custodian on its behalf has made any independent examination of any such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in the Receivables Files, or (ii) collectability, insurability, effectiveness or suitability of any Receivable identified on the Schedule of Receivables.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Sale and Servicing Agreement.

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as Indenture Trustee

                              By:
                                 --------------------------------------

                                     C-1-1

                                                                    SCHEDULE C-2


                    FORM OF INDENTURE TRUSTEE FINAL CERTIFICATION

                                        [DATE]

[Trust]

[Servicer]

[Seller]

     Re: Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of July 1, 1998 among Caterpillar Financial Services Corporation, as Servicer, Caterpillar Financial Funding Corporation and Caterpillar Financial Asset Trust 1998-A

Gentlemen:

     In accordance with the provisions of Section 3.05 of the above-referenced Sale and Servicing Agreement, the undersigned, as Indenture Trustee under the Indenture, hereby certifies that as to each Receivable listed on the Schedule of Receivables (other than any Receivable paid in full or any Receivable listed on the exception report attached hereto), it or the Custodian on its behalf has reviewed the Receivables Files delivered to it or the Custodian on its behalf pursuant to Section 3.03 of the Sale and Servicing Agreement and has determined that (i) all such documents are in its possession or in the possession of the Custodian on its behalf, (ii) all documents to be included in the Receivables Files pursuant to the Sale and Servicing Agreement including, without limitation, the Original Contract have been reviewed by it or the Custodian on its behalf and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Receivable and (iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth on the Schedule of Receivables respecting such Receivables accurately reflects the information set forth in the Receivables.

     Neither the Indenture Trustee nor the Custodian on its behalf has made any independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any documents contained in the Receivable Files, or (ii) the collectability, insurability, effectiveness or suitability of any Receivable identified on the Schedule of Receivables.

                                     C-2-1

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Sale and Servicing Agreement.

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as Indenture Trustee


                              By:
                                 ---------------------------------------------
                                   Name:
                                   Title:



                                     C-2-2

                                                                      SCHEDULE D

                             SERVICER'S CERTIFICATE

     The undersigned hereby certify that (i) they are, respectively, a duly elected [title] and [title] of Caterpillar Financial Services Corporation and
(ii) this Servicing Certificate complies with the requirements of, and is being delivered pursuant to, Section 4.09 of the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of July 1, 1998 between Caterpillar Financial Asset Trust 1998-A, Caterpillar Financial Funding Corporation and Caterpillar Financial Services Corporation.



Dated:
      -------------------------------------  ----------------------------------
                                             Name:
                                             Title:



                                             ----------------------------------
                                             Name:
                                             Title:

Distribution Date:  ______________

               (i)       Servicing Fee;

               (ii)      Total Available Amount;

               (iii)     Total Distribution Amount;

               (iv) the weighted average Net APR for the related Collection Period;

               (v)       Class A Noteholders' Monthly Interest Distributable
     Amount;

               (vi)      Class A Noteholders' Interest Carryover Shortfall;

               (vii)     Class B Noteholders' Monthly Interest Distributable
     Amount;

               (viii)    Class B Noteholders' Interest Carryover Shortfall;

               (ix)      Subordinated Holders' Monthly Interest Distributable
     Amount;

               (x)       Subordinated Holders' Interest Carryover Shortfall;

               (xi) The amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(iii);

               (xii) The amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(v);

               (xiii) The amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(viii);

               (xiv) The amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(xi);

               (xv) The amount to be remitted to each Class of Noteholders and the holders of the Fixed-Rate Certificates from amounts on deposit in the Principal Distribution Account;

               (xvi) the amount to be withdrawn from the Reserve Account and deposited to the Collection Account pursuant to SECTION 5.05(B);

               (xvii)    the Specified Reserve Account Balance;

               (xviii)   the amount to be deposited into the Reserve Account
     pursuant to SECTION 5.04(B);

               (xix) the excess, if any, of the amount in the Reserve Account (after giving effect to SECTION 5.04(B)) over the Specified Reserve Account Balance;

               (xx) the amount to be distributed from the Reserve Account to the Seller pursuant to SECTION 5.05(C);

               (xxi) the Pool Balance as of the close of business on the last day of the related Collection Period;

               (xxii) the Outstanding Principal Amount of the Class A-1 Notes, the Class A-1 Note Pool Factor, the Outstanding Principal Amount of the Class A-2 Notes, the Class A-2 Note Pool Factor, the Outstanding Principal Amount of the Class A-3 Notes, the Class A-3 Note Pool Factor, the Outstanding Principal Amount of the Class B Notes, the Class B Note Pool Factor, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the related Collection Period, after giving effect to payments of principal on such Distribution Date;

               (xxiii)   the aggregate amount of the Purchase Amounts for
     Purchased Receivables with respect to the related Collection Period;

               (xxiv) the amount of Realized Losses, if any, for the related Collection Period;

               (xxv) the amount to be withdrawn from the Yield Supplement Account and deposited to the Collection Account pursuant to Section 5.06(c);

               (xxvi) the Yield Supplement Deposit Amount for such Distribution Date;

               (xxvii)   the balance of the Yield Supplement Account on such
     Distribution Date;

               (xxviii) the Specified Yield Supplement Account Balance on such Distribution Date; and

               (xxix) the amount to be distributed from the Yield Supplement Account to the Seller pursuant to SECTION 5.06(D).

                                                                      SCHEDULE E


                              OFFICERS' CERTIFICATE

     The undersigned hereby certify that (i) they are, respectively, a duly elected [title] and [title] of Caterpillar Financial Services Corporation, (ii) EXHIBIT A hereto complies with the requirements of, and is being delivered pursuant to, SECTION 5.07 of the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of July 1, 1998 between Caterpillar Financial Asset Trust 1998-A, Caterpillar Financial Funding Corporation and Caterpillar Financial Services Corporation, and (iii) EXHIBIT B hereto complies with the requirements of, and is being delivered pursuant to, SECTION 5.04(B) of the Sale and Servicing Agreement.


Dated:
      ------------------------------         ----------------------------------
                                             Name:
                                             Title:

                                             ----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A
                                                                   TO SCHEDULE E

Statement for Noteholders and Certificateholders
PURSUANT TO SECTION 5.07


     Distribution Date:___________________

     (i) Amount of principal being paid on Notes:

            (a) Class A-1 Notes:_______________   ($____ per $[___]

original principal amount)

            (b) Class A-2 Notes:_______________   ($____ per $[___]
                    original principal amount)

            (c) Class A-3 Notes:_______________   ($____ per $[___]
                    original principal amount)

            (d) Class B Notes:_______________     ($____ per $[___]
                    original principal amount)

            (e) Total:_______________

     (ii) Amount of principal being paid on

Fixed-Rate Certificates:_____________        ($____ per $[___] original
                                              principal amount)

     (ii)  Amount of interest being paid or distributed:

            (a) Class A-1 Notes:_____________     ($____ per $[___]

original principal amount)

            (b) Class A-2 Notes:_____________     ($____ per $[___]

original principal amount)

            (c) Class A-3 Notes:_____________     ($____ per $[___]

original principal amount)

            (d) Class B Notes:_____________  ($____ per $[___]

original principal amount)

            (e) Fixed-Rate Certificates:_____________  ($____ per $[___]

original principal amount)

            (f) Interest Only

Certificates:_____________    ($____ per $[___]
                    original notional amount)

            (e) Total:_______________

     (iii)  Pool Balance at end of related Collection Period:_________.

     (iv)   after giving effect to distributions on this Distribution Date:

     (a)    (1)     outstanding principal amount of Class A-1 Notes:_________

            (2)     Class A-1 Note Pool Factor:______________

     (b)    (1)     outstanding principal amount of Class A-2
                    Notes:_____________
            (2)     Class A-2 Note Pool Factor:__________

     (c)    (1)     outstanding principal amount of Class A-3
                    Notes:_____________
            (2)     Class A-3 Note Pool Factor:__________

     (d)    (1)     outstanding principal amount of Class B Notes:_____________
            (2)     Class B Note Pool Factor:__________

     (e)    (1)     Certificate Balance of Fixed-Rate Certificates:__________
                    Certificate Pool Factor

     (f)    (1)     Aggregate Component Notional Amount of Interest
                    Only Certificates:__________

     (v)    Amount of Servicing Fee being paid:____________.

     (vi)   Aggregate Purchase Amounts for Collection Period:____________.

     (vii) Aggregate amount of Realized Losses for the Collection Period:__________.

     (viii) Amount in Reserve Account:___________________.

     (ix)   Specified Reserve Account Balance:______________.

     (x)    Amount in Yield Supplement Account:______________.

     (xi)   Specified Yield Supplement Account Balance:______________.

                                                                       EXHIBIT B
                                                                   TO SCHEDULE E

Instructions to the Indenture Trustee for payments and deposits pursuant to
Section 5.04(b) of the Sale and Servicing Agreement:

Date:________

     (i)   Payment of Servicing Fee (including any previously unpaid Servicing
           Fees) to Servicer pursuant to Section 5.04(b)(i): __________.

     (ii) Class A Noteholders' Interest Distributable Amount to be remitted to the Class A Noteholders: __________.

    (iii) Amount of First Priority Principal Distribution Amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(iii);

     (iv) Class B Noteholders' Interest Distributable Amount to be remitted to the Class B Noteholders: __________.

     (v) Amount of Second Priority Principal Distribution Amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(iii);

     (vi)  Deposit to Yield Supplement Account pursuant to Section 5.04(b);

     (vii) Deposit to Reserve Account pursuant to Section 5.04(b);

    (viii) Amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(viii);

     (ix)  Payment of Servicing Fee (including any previously unpaid Servicing
           Fees) to Servicer pursuant to Section 5.04(b)(ix): _________.

     (x) The amount to be deposited to the Certificate Distribution Account in respect of the Certificateholder's Interest Distributable
           Amount: __________.

     (xi) Amount to be deposited to the Principal Distribution Account pursuant to Section 5.04(b)(xi);

     (xii) The amount to be deposited to the Certificate Distribution Account pursuant to Section 5.04(b)(xii) for distribution to the holder of the Residual Certificate: __________;

    (xiii) Amount to be distributed from the Principal Distribution Account to each Class of Noteholders, and to the holders of the Fixed-Rate Certificates and the Residual Certificate;

     (xiv) Amount to be withdrawn from the Reserve Account and deposited to the Collection Account pursuant to Section 5.05(b);

     (xv) Amount to be withdrawn from the Reserve Account and remitted to the Seller pursuant to Section 5.05(c);

     (xvi) Amount of Yield Supplement Deposit Amount to be withdrawn from the Yield Supplement Account and deposited to the Collection Account pursuant to Section 5.06(b);

     (xvii) Amount to be withdrawn from the Yield Supplement Account and deposited to the Collection Account pursuant to Section 5.06(c);

     (xviii) Amount to be withdrawn from the Yield Supplement Account and remitted to the Seller pursuant to Section 5.06(d);


                                      B-2